UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934

Filed by the Registrant     ☒

Filed by a Party other than the Registrant     ☐

Check the appropriate box:

☒ Preliminary Proxy Statement	☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

PAXTON ENERGY, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

1)	Title of each Class of securities to which transaction applies:

2)	Aggregate number of securities to which transaction applies:

3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

4)	Proposed maximum aggregate value of transaction:

5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

1)	Amount Previously Paid:

2)	Form, Schedule or Registration Statement No.:

3)	Filing Party:

4)	Date Filed:

PAXTON ENERGY, INC.
295 Highway 50, Suite 2, Lake Village Professional Building
Stateline, NV 89449
(Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148)
______, 2010
Dear Stockholder,

We will hold a Special Meeting of Stockholders to be held at 11:00 a.m., Pacific Daylight Time, on June __, 2010, at The Plaza Hotel and Conference Center, Sierra Room, 801 South Carson Street, Carson City, Nevada 89701.

At the special meeting, you will be asked to consider and vote upon proposals
•
to approve a proposed reverse 1-for-3 stock split (a “stock consolidation”) of our presently outstanding 23,586,139 shares of common stock, which would reduce the outstanding shares to 7,862,046 shares, and

•
should the stockholders approve the 1-for-3 reverse stock split, and following the issuance of approximately 16,380,930 shares of common stock to persons described in the attached Proxy Statement, which would increase the number of outstanding shares of common stock to approximately 24,242,976 shares of common stock,

•
to approve a second reverse of approximately 1-for-2.42 stock split of our then-issued and outstanding shares of common stock, which would reduce the number of outstanding shares of our common stock to 10,000,000 shares,

•
to approve a proposed amendment to our amended and restated articles of incorporation that will increase our authorized capital from 100 million to 500 million shares of common stock and from 5 million to 10 million shares of preferred stock, and

•	to approve our 2010 Stock Option Plan.

Following the above transactions, the former directors of our company earlier approved the issuance of 62,700,000 shares of our common stock to Mr. Charles F. Volk, Jr,, our new chief executive officer, and his designees in exchange for his transfer to our company of producing and non-producing oil and gas properties with net tangible worth of at least $2 million and an annual net cash flow of at least $1,000,000.  The directors also approved a non-public offering of unsecured convertible promissory notes to raise up to $300,000 for the payment of transaction expenses and for working capital.

Following the above transactions, the former directors of our company also approved the issuance of 20,000,000 units of our equity securities at $0.15 per equity unit, each unit consisting of one share of post-consolidation common stock and one-half a post-consolidation common stock purchase warrant exercisable at $0.45 a warrant share.

Assuming the issuance of common stock of our company as listed above, a shareholder owning today 10,000 shares of our common stock would own approximately 1,375 shares of our two post-reverse-stock-splits of common stock, there would be approximately 103,500,000 shares of common stock outstanding, our company will then proceed to close transactions to acquire assets producing and non-producing oil and gas properties with net tangible worth of at least $2,000,000 and an annual net cash flow of at least $1,000,000; further, our company will have approximately $3,000,000 in cash, and there will be outstanding 13,000,000 common stock purchase warrants that, if exercised, would result in $4,950,000 additional cash assets to the company.

Our board of directors, by unanimous vote, has determined that the reverse stock splits, the increase in authorized capital and the adoption of the 2010 Stock Option Plan are fair and in the best interests of Paxton Energy and its stockholders, including its unaffiliated stockholders, and has approved and declared advisable the adoption of the amendments to the Certificate of Incorporation effecting the two reverse stock splits of common stock.

The two reverse stock splits and the increases in authorized capital have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor has the Securities and Exchange Commission or any state securities commission passed upon the accuracy or adequacy of the information contained in this document. Any representation to the contrary is a criminal offense.

Your vote is important. When you have finished reading the proxy statement, please promptly vote your shares by marking, signing, dating and returning the proxy card in the enclosed prepaid envelope. If you hold your shares through a broker, then you also may be able to vote your shares on the Internet or by telephone. We encourage you to vote by proxy so that your shares will be represented and voted at the meeting, whether or not you can attend.

Thank you for your cooperation.

Sincerely,
/s/ Charles F. Volk, Jr.
CHARLES F. VOLK, JR.
Chief Executive Officer

PAXTON ENERGY, INC.
295 Highway 50, Suite 2, Lake Village Professional Building
Stateline, NV 89449
(Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148)

_______, 2010

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
AND
NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIALS

TIME:	11:00 a.m., Pacific Daylight Time

DATE:	June __, 2010

PLACE:	The Plaza Hotel and Conference Center, Sierra Room, 801 South Carson Street, Carson City, Nevada 89701.

PURPOSES:

At the special meeting, you will be asked to act on the following proposals:

1. To consider and vote upon a proposal to effect a 1-for-3 reverse stock split of our common stock.

2. If the 1-for-3 reverse stock split is approved and effected and after issuing approximately 16,380,930 shares of our after-reverse-stock-split common stock to several of our creditors, to the holders of stock options and to two new directors of our company, to vote upon a proposal to effect a further split of approximately 1-for-2.42 reverse stock split of our common stock such that, for example, stockholders owning 10,000 shares of common stock before the first reverse stock split would own approximately 1,375 shares after the second reverse stock split, and the company would be recapitalized as described in the Proxy Statement.

3. To approve a proposal to amend our Certificate of Incorporation to increase our authorized capital from 100 million to 500 million shares of common stock and from 5 million to 10 million shares of preferred stock.

4.  To approve the adoption by the board of directors of the Paxton Energy, Inc. 2010 Stock Option Plan.

5. To approve a proposal to postpone or adjourn the special meeting, if necessary, to solicit additional proxies for the adoption of proposals 1, 2, 3 and 4.

6. To transact such other business as may properly come before and is incidental to the conduct of the meeting.

WHO MAY VOTE:

You are entitled to notice of, and to vote at, the special meeting of stockholders or any adjournments thereof if you were the record owner of Paxton Energy, Inc. common stock at the close of business on May 18, 2010. A list of stockholders of record will be available for inspection at the meeting and, during the 10 days prior to the meeting, at the above address.

By Order of the Board of Directors

/s/ James E. Burden
JAMES E. BURDEN
Secretary

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY
MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON JUNE __, 2010

The corporation is constructing its website.  When completed, this notice and the proxy statement attached to this notice will be available free of charge on the “Investor Relations” page of our website at
http://www.paxenergyinc.com

TABLE OF CONTENTS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING	1

SUMMARY TERM SHEET	2

PROPOSALS #1 AND #2 – THE REVERSE STOCK SPLITS	17

PROPOSAL #3 – THE INCREASE IN AUTHORIZED CAPITAL	18

PROPOSAL #4 – APPROVAL OF PAXTON ENERGY, INC. 2010 STOCK OPTION PLAN	18

PROPOSAL #5 – ADJOURNMENT	21

ADDITIONAL INFORMATION REGARDING THE STOCK SPLITS	22

INFORMATION ABOUT THE COMPANY	25
Financial Information	26
Management’s Discussion and Analysis of Financial Condition and Results of Operations	27
Interim Results of Operations Three Months Ended March 31, 2010	29

OTHER MATTERS	34

Annex A	A-1

Annex B	B-1

Proxy Solicited by the Board of Directors	--

Audited Financial Statements 12-31-09	F-1 through F-20

Interim (Unaudited) Financial Statements 03-31-10	F-21 through F-30

PAXTON ENERGY, INC.
295 Highway 50, Suite 2, Lake Village Professional Building
Stateline, NV 89449
(Mailing Address:  P.O. Box 1148, Zephyr Cove, NV 89448-1148)

PROXY STATEMENT FOR THE PAXTON ENERGY, INC.
SPECIAL MEETING OF STOCKHOLDERS

GENERAL INFORMATION ABOUT THE SPECIAL MEETING

Why Did You Send this Proxy Statement to Me?

Our board of directors is soliciting your proxy to vote at the special meeting of stockholders and any adjournments of the meeting. This proxy statement summarizes the information you need to know in order to vote at the special meeting. You do not need to attend the special meeting to vote your shares. Instead, you may vote your shares by marking, signing, dating and returning the enclosed proxy card. If you hold your shares through a broker, then you also may be able to vote your shares either via the Internet or by telephone.

On or about _______, 2010, we began sending this proxy statement, the attached notice of special meeting and the enclosed proxy card to all stockholders entitled to notice of, and to vote at, the special meeting. Only stockholders who owned our common stock at the close of business on May 18, 2010, are entitled to vote at the special meeting. On this record date, there were 23,586,139 shares of our common stock outstanding. Our common stock is our only class of outstanding voting stock.

SUMMARY TERM SHEET

The material terms from this proxy statement, including the two reverse stock splits (as that term is defined herein) and the proposed amendments to our Certificate of Incorporation are summarized below through our responses to the following specific questions. For a more complete discussion of these matters, you should carefully review the more detailed information appearing elsewhere in, or accompanying, this proxy statement.

•	What matters will be considered at the special meeting?

•	What are the reverse stock splits?

•	Who are the parties?

•	What are the potential conflicts of interests of our executive officers and directors?

•	What happens to stockholders in the stock splits?

•	What vote is required to approve the stock splits, the increase in authorized capital and the adoption of the 2010 Stock Option Plan?

•	How does our board of directors recommend that I vote on the stock splits, the increase in authorized capital and the adoption of the stock option plan?

•	Why should we have a stock option plan?

•	How does the approval of the Stock Option Plan affect me?

•	What are the federal income tax consequences of the stock splits, the increase in authorized capital and the adoption of the stock option plan?

•	How many votes do I have?

•	How do I vote?

•	How do I vote by proxy?

•	May I revoke my proxy?

•	How do I vote in person?

•	People with disabilities

•	Is voting confidential?

•	What are the costs of the reverse stock splits, the increase in authorized capital and the approval of the stock option plan transactions and soliciting these proxies?

•	What constitutes a quorum for the meeting?

•	Will I have appraisal or dissenter’s rights in connection with the transaction?

•	Should I send in my stock certificates now?

•	How do I ensure my vote is counted?

What matters will be considered at the special meeting?

At the special meeting, you first will be asked to consider and vote on two proposals, which we refer to as the “reverse stock splits.”

The “stock splits” (also called “stock consolidations”) consist of a reverse 1-for-3 stock split followed almost immediately by a reverse of approximately 1-for-2.42 stock split.  Fractional shares shall be rounded up or down to the nearest whole number.  However, stockholders who would hold 0.5 or less of a single share of common stock after either stock split shall not be rounded down to zero but shall receive one share of common stock.

If the stock splits are approved, they will affect our present stockholders as follows:

If you are a stockholder with:	Effect of two reverse stock splits:
10,000 shares:	You will hold approximately 1,375 shares of our post-stock-splits common stock, and the company will be recapitalized.

4 or fewer than 4 shares:	You will not be “rounded down” to zero but shall receive one share of common stock.

We are asking you to approve the above transaction.

See “Proposals #1 and #2 – The Stock Splits.”

You will also be asked to consider and vote on a proposal to increase our authorized capital to 500,000,000 shares of common stock, par value $0.001, and 10,000,000 shares of preferred stock, par value $0.001.  At present, the authorized capital is 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.

See Proposal #3 – Increase in Authorized Capital.

We are asking you to approve this transaction.

In addition, you will be asked to consider and vote on a proposal to postpone or adjourn the special meeting, if necessary, to solicit additional proxies for the adoption of Proposals #1, #2 and #3.

See “Proposal #4 – Adjournment.”

What are the reverse stock splits?

The reverse stock splits are part of a plan to reduce the number of our outstanding shares of common stock to enable us to issue additional shares to purchase oil and natural gas properties and to raise cash while simultaneously increasing the market value of our common stock from its current $0.03 level.

Please see the sections entitled “Proposals #1 and #2 — The Reverse Stock Splits — Summary and Structure of the Reverse Stock Splits” for a more detailed discussion of the stock splits.

The board retains the discretion to abandon the stock splits even if they are approved by the stockholders. The board’s decision is subject to continuing favorable business conditions and other factors. Factors that the board will consider in making the final determination are discussed in the section entitled Proposals #1 and 2 — The Reverse Stock Splits — Summary and Structure of the Reverse Stock Splits.”

Who are the parties?

Paxton Energy is a Nevada corporation that was incorporated in Nevada in June 2004.  We are a small oil and natural gas exploration and production company with a minority working interest in limited production and drilling properties in the Cooke Ranch area of LaSalle County and Jefferson County, Texas, all of which interest has been operated by a third party, Bayshore Exploration, LLC.

We have not been successful in discovering oil or natural gas in sufficient quantities to provide positive cash flow for continued activities.  Our average daily production during 2009 was 0.44 barrels of oil and 2.1 thousand cubic feet (Mcf) of natural gas.

On March 17, 2010 we entered into a “Change of Control and Recapitalization Agreement” with Charles F. Volk, Jr. of San Francisco, California.  The agreement provided for a change in control of the company, the acquisition of additional producing and non-producing oil and natural gas properties, and the acquisition of cash through private offerings of our common stock.

The agreement did not provide for the change of control to occur at the time of execution of the agreement.  But our management at that time decided that an immediate change of control would be in the better interests of the stockholders.  So, the directors resigned that day while electing Mr. Volk, Mr. Burden and Mr. Henry to fill the vacancies.  No cash or stock was exchanged or issued at that time, and the newly elected directors became under the obligation to perform pursuant to the provisions of the agreement.

What are the advantages of the reverse stock splits transaction?

Our common stock trades today in the $0.03 area.  We will be unable to attract significant amounts of new cash capital with a stock that trades at this level.  We have relations with investment banking firms that will help us raise new cash reserves provided we can offer for sale common stock at prices well above the $0.03 area.  To do this, we must effect the reverse stock splits described in this Proxy Statement.

What are the disadvantages of the reverse stock splits transaction?

Current stockholders that own fewer than 727 shares of our common stock will be reduced to less than a “round lot” of our stock (i.e., fewer than 100 shares).  Brokers’ commissions on less than round lot transactions are sometimes higher per share of stock than round lot transactions.

What are the advantages of the increase in authorized capital transaction?

We expect to raise cash capital through the sale of common stock and to purchase producing oil and natural gas properties through the exchange of shares of our common stock for such properties.  Our recapitalization plans so far will almost deplete our reserves of authorized but not issued shares of common stock.  A considerable amount of authorized but not yet issued common stock is essential to our strategy of expansion.

What are the disadvantages of the increase in authorized capital transaction?

We see no disadvantages in increasing our authorized capital.

What are the potential conflicts of interests of our executive officers and directors?

Mr. Volk, who was elected chief executive officer of the company at the time of the change of control, will receive 62,700,000 shares of common stock in exchange for his transfer to our company of oil and natural gas properties with net tangible worth of at least $2 million and an annual cash flow of at least $1,000,000.  It should be noted that this trade was negotiated “across the table” by Mr. Volk and our previous officers and directors before the change of control occurred or the change of control agreement was even executed.

At the time of our mailing this proxy statement to our stockholders of record as of May 18, 2010, our three new officers and directors own no shares of stock of our company.  Should the two reverse stock splits and increase in authorized capital be approved at the stockholders’ meeting, these three directors and officers are to be issued the following number of shares of common stock for the following consideration:

Person	Office	No. of Shares	Consideration

Charles F. Volk, Jr.	Director, CEO	62,700,000	(1)
James E. Burden	Director, President, Secretary	123,747	(2)
Clifford Henry	Director	123,747	(2)

(1)
These shares are to be allocated by Mr. Volk among oil and natural gas property acquisitions, which must have at least a net tangible worth of $2 million and an annual cash flow of $1 million, and a portion will be allocated among other parties.  The number of shares that will remain held by Mr. Volk can not be identified, since the details relating to the properties to be acquired and designees of this stock have not yet been finalized.

(2)	Agreement to serve as a director of the company. These shares are to be issued after the first split. The amounts shown reflect the effect of the second split.

The above officers have agreements calling for payment of cash compensation plus the granting of stock options under the Stock Option Plan.  The agreements are effective as of April 1st, but call for the accrual of cash compensation until the company has cash flow available.

Former officers and directors.  The Change of Control Agreement provides that after the first reverse stock split and before the second reverse stock split, the following potential conflicts of interest will occur:

▪
1,644,250 common stock purchase warrants and options will be converted to shares of common stock.  Among the beneficiaries of this transaction, for which no consideration is to be given, is former officer and director Thomas Manz who will be allowed to convert 375,000 common stock options and 100,000 stock purchase warrants into 475,000 shares of common stock

▪
Former officer and director Thomas Manz is entitled to receive approximately 1,153,020 shares of the expected issuance of shares of first reverse stock for registration rights penalties and interest out of the total of approximately 14,136,680 shares expected to be issued to satisfy these obligations.

What happens to stockholders in the stock splits?

Hypothetical Scenario	Result of Stock Split
Suppose you hold 10,000 shares of common stock in your account prior to the stock splits.
Immediately after the first reverse stock split, the number of your shares would be decreased to 3,333.3 shares.  Fractional shares will not be issued but will be rounded up or down to the nearest whole number.  Accordingly, your account would be reduced to 3,333 shares.  You will not be issued a new stock certificate at this time, as the second reverse stock split of approximately 1-for-2.42 shares will be effected either later the same day or the next day after the first reverse stock split.  During the interval between the stock splits, shares of stock, the number being based upon the post 1-for-3 reverse stock split, will be issued to certain creditors, the holders of stock options and a bonus to two persons agreeing to become directors of the company.  Such persons were able to negotiate their not being subject to the first reverse stock split.  When the second reverse stock split is effected, your 3,333 shares are reduced to 1,375 shares.  The fractional share is rounded down, and your account would reflect your ownership of 1,375 shares of common stock.

Paxton Energy intends for the stock splits to treat stockholders holding common stock in street name through a nominee (such as a bank or broker) in the same manner as stockholders whose shares are registered in their names. Nominees will be instructed to effect the stock splits for their beneficial holders. However, nominees may have different procedures, and stockholders holding common stock in the street name should contact their nominees.

See “Effects of the Going Private Transaction” and “Proposals #1 and #2 — The Reverse Stock Splits — Summary and Structure of the Reverse Stock Splits.”

What vote is required to approve the stock splits and the adjournment proposals?

There are 23,586,139 shares of common stock (our only voting security) outstanding on May 18, 2010, the record date of the stockholders entitled to vote at the special meeting.

	Vote Required:	Effect of abstention and broker non-vote
Proposals 1, 2 ,3 and 4: Reverse 1-for-3 stock split immediately followed by a reverse 1-for-2.3 stock split; the increase in authorized capital; approval of our 2010 Stock Option Plan
A quorum equal to at least 25% of the 23,586,139 outstanding shares must first be determined to be present in person or by proxy.  Then, the approval of each of Proposals 1, 2, 3 and 4 require the affirmative vote of at least a majority of the shares of common stock entitled to vote at the special meeting.

Abstentions and broker non-votes will be counted for the purpose of determining if a quorum is present, but will not be included as a vote cast with respect to Proposals 1, 2, 3 and 4. Therefore, abstentions and broker non-votes will have the effect of a vote “AGAINST” Proposals 1, 2, 3, and 4.

Proposal 5: Adjournment or postponement of the special meeting to solicit more proxies	The approval of Proposal 5 requires the affirmative vote of at least a majority of the shares of common stock present in person or represented by proxy at the special meeting.	Abstentions and broker non-votes will not affect the outcome of the vote regarding Proposal 5.

See “Vote Required for Approval of the Stock Splits at the Special Meeting,” “Proposals #1 and #2 — The Reverse Stock Splits — Summary and Structure of the Reverse Stock Splits”, “Proposal #3 — The Increase in Authorized Capital, and Proposal #4 — Adjournment.”

How does our board of directors recommend that I vote on the stock splits?

In summary, the board unanimously recommends a vote for the proposals to effect the reverse stock splits and to increase the authorized capital. Unless you give other instructions on your proxy card, the persons named as proxyholders on the proxy card will vote in accordance with the recommendations of the board of directors.

If any other matter is presented for a vote of the stockholders at the special meeting, then your proxyholder will vote your shares, as recommended by the board of directors or, if none, in accordance with his or her best judgment. At the time this proxy statement was printed, we knew of no matters that are expected to be acted upon at the special meeting, other than those discussed in this proxy statement.

See “Proposals #1 and #2 — The Reverse Stock Splits — Board Recommendation,” “Proposal #3 – Increase in Authorized Capital --- Board Recommendation, and “Proposal #4 —Adoption of the Paxton Energy, Inc. 2010 Stock Option Plan..”

Why should we have a stock option plan?

Stock option plans are often necessary to keep and attract competent employees and consultants.  Properly crafted and priced, a holder of a stock option should obtain no benefit from the plan except to the extent the company improves its performance after the date his stock option was granted.  Further, the “vesting” of such options serially over a period of years can persuade an option holder to remain with the company longer than he might remain if he had no such option.

How does the approval of the Stock Option Plan affect me?

It helps you because it allows the Company to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of the Company, and to promote the success of the Company’s business.  It, however, will result in dilution of your interest when options are exercised and shares of common stock are issued under the plan.

What are the federal income tax consequences of the stock splits?

Generally, a stockholder that receives no cash in exchange for shares of common stock as a result of a stock split will not recognize a capital gain or loss for United States federal income tax purposes.  A stockholder who does not receive cash for a fractional share as a result of the reverse stock split transactions will not recognize any gain or loss for United States federal income tax purposes. Our two reverse stock splits provide for the rounding of fractional shares to the nearest whole number, and no payments of cash are involved.. Please see the section entitled “Material Federal Income Tax Consequences” for further information.

What are the federal income tax consequences of the increase in authorized capital?

There are no federal income tax consequences of the increase in authorized capital.

 How many votes do I have?

Each share of our common stock that you own entitles you to one vote.

How do I vote?

You may vote in person at the meeting or by signing and mailing your proxy card. If you hold your shares through a broker, you also may be able to vote your shares on the Internet or by telephone. If applicable, detailed instructions for Internet and telephone voting are attached to your proxy.

How do I vote by proxy?

Whether you plan to attend the special meeting or not, we urge you to complete, sign and date the enclosed proxy card and to return it promptly in the envelope provided. Returning the proxy card will not affect your right to attend the special meeting and vote at the special meeting.

If you properly fill in your proxy card and send it to us in time, then your “proxyholder” (one of the individuals named on your proxy card) will vote your shares as you have directed. If you sign the proxy card but do not make specific choices, your proxyholder will vote your shares as recommended by our board of directors.

May I revoke my Proxy?

If you give us your proxy, you may revoke it at any time before it is exercised. You may revoke your proxy in any one of the following ways:

•	You may send in another proxy with a later date;

•	If applicable, you may vote either via the Internet or by telephone at a later date;

•	You may notify our secretary in writing before the special meeting that you have revoked your proxy; or

•	You may vote in person at the special meeting.

How do I vote in person?

The special meeting will be held at 11:00 a.m., Pacific Standard Time, on June __, 2010, at The Plaza Hotel and Conference Center, Sierra Room, 801 South Carson Street, Carson City, Nevada 89701. You need not attend the special meeting in order to vote.

If you plan to attend the special meeting and vote in person, then we will give you a ballot when you arrive. However, if your shares are held in the name of your broker, bank or other nominee, then you must bring an account statement or letter from the nominee indicating that you were the beneficial owner of the shares at the close of business on May 5, 2010, the record date for voting.

People with disabilities.

If you have a disability, we can provide reasonable assistance to help you participate in the special meeting if you tell us about your disability and your plan to attend. Please notify the Secretary of Paxton Energy in writing at least three (3) days before the special meeting if you desire such assistance.

Is voting confidential?

We will keep all the proxies, ballots and voting tabulations private. We allow only our inspector of elections to examine these documents. We will not disclose your vote to management unless it is necessary to meet legal requirements. We will, however, forward to management any written comments you make on the proxy card or elsewhere.

What are the costs of the reverse stock splits and increase in authorized capital transactions and of soliciting these proxies?

We will pay all of the costs of soliciting these proxies. Solicitation of proxies will be made principally through the mail, but our officers, employees, and agents may also solicit proxies in person or by telephone, fax or email. We will pay employees and officers no additional compensation for these services.

No fees or commissions will be payable by us to brokers, dealers, commercial banks or trust companies (other than fees to the parties described above) for soliciting tenders of shares under the offer. Stockholders holding shares through brokers or banks are urged to consult the brokers or banks to determine whether transaction costs are applicable if stockholders tender shares through such brokers or banks and not directly to the depositary. We, however, upon request, will reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding the offer and related materials to the beneficial owners of shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent or as an agent of the information agent or the depositary for purposes of the offer.

The estimated costs and fees to be paid by us in connection with this proxy, stockholders meeting, and the corporate restructuring are as follows:

Accounting fees	$10,000
Legal fees	15,000
Printing and mailing expenses	15,000
Depositary fees	5,000
Out-of-pocket and miscellaneous	10,000

Total	$55,000

What constitutes a quorum for the meeting?

The presence, in person or by proxy, of the holders of twenty-five percent (25%) of the outstanding shares of our common stock is necessary to constitute a quorum at the meeting. On the record date, there were 23,586,139 shares outstanding and entitled to vote. Thus, 5,896,535 shares must be represented by stockholders present at the special meeting in person or by proxy in order for there to be a quorum for the meeting. Votes of stockholders of record who are present at the meeting in person or by proxy, abstentions, and broker non-votes are counted for purposes of determining whether a quorum exists.

Will I have appraisal or dissenter’s rights in connection with the reverse stock splits transaction or the increase in authorized capital transaction?

No. Under Nevada law, you do not have appraisal or any other dissenters’ rights whether or not you vote for the stock splits or the increase in authorized capital.

See “Special Factors — Unavailability of Appraisal or Dissenters’ Rights.”

Should I send in my share certificates now?

No. If the stock splits are approved, our transfer agent will send you written instructions for exchanging your share certificates.

How do I ensure my vote is counted?

To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the special meeting in person. Most stockholders have three options for submitting their vote: (1) via the Internet (please see your proxy card for instructions), or (2) by phone (please see your proxy card for instructions), or (3) by mail, using the enclosed paper proxy card. When you vote via the Internet or by phone, your vote is recorded immediately. We encourage our stockholders to vote using these methods whenever possible. If you attend the special meeting, then you also may submit your vote in person, and any previous votes that you submitted, whether by Internet, phone or mail, will be superseded by the vote that you cast at the special meeting.

Our Plans After the Reverse Stock Splits and Increase in Authorized Capital Transactions Should Be Approved

Following stockholder approval of the reverse stock splits transactions and the increase in authorized capital transaction, our business and operations will be altered substantially as follows.

At present we are a small oil and gas exploration and production company with minority working interests in oil and natural gas drilling and production operations in LaSalle and Jefferson Counties, Texas.  Our average daily production during 2009 was 0.44 barrel of oil and 2.1 Mcf (thousand cubic feet) of natural gas.

We are dependent on Bayshore Exploration, LLC, the operator of all properties in which we have a working interest, to operate the wells, increase production and establish reserves.  We intend to diversify our opportunities and risk by seeking working interests in other producing oil and gas properties, and by seeking other prospects, relying on the experience and expertise of other operators, rather than building an internal exploration capability.  To carry out such activities we will need to obtain additional funding and to improve the market price of our common stock in order to use our stock as another means of acquiring oil and gas properties.  The principal components of our business strategy are:

•
Rely on the Exploration Expertise of Others.   We will continue to rely on the technical expertise and experience of a variety of oil and gas experts and consultants in order to reduce our ongoing general and administrative expenses.

•
Focus on the Acquisition of Existing Production and Development Opportunities.   We believe our experience in the oil and gas industry will allow us to generate and evaluation opportunities to acquire existing production.

•
Balance Our Opportunities.   We intend to diversify and balance our production acquisition with exploration opportunities  in areas in which we might be able to team with operators having experience and expertise.

Recent Developments

On March 17, 2010 we entered into a “Change of Control and Recapitalization Agreement” with Charles F. Volk, Jr. of San Francisco, California.  On that same day, the two directors and officers of our company, Robert Freiheit and Tom Manz, resigned and were replaced by Charles F. Volk, Jr., James E. Burden, and Clifford Henry as directors and Charles F, Volk, Jr. as CEO, Treasurer (Chief Financial Officer) and Chairman of the Board of Directors and James E. Burden as President and Secretary.

Pursuant to the Agreement, the new officers and directors have undertaken to effectuate the following provisions of the Agreement that are related to a recapitalization of the company:

•	the reaching of an agreement with our secured creditors to extend the due date of approximately $330,000 of debt to August 31, 2010 and to bring all interest current,

•	an initial reverse stock split (a stock consolidation) of 1 new share for each 3 shares outstanding,

•
after the initial reverse stock split, the conversion  of approximately $706,834 of our debt to common stock at the rate of $0.05 a share providing for the issuance of approximately 14,136,680 common shares,

•	after the initial reverse stock split, the conversion of 1,644,250 common stock options and stock purchase warrants to 1,644,250 shares of common stock, and

•
giving effect to the initial reverse stock split, the issuance of 300,000 shares of common stock to Clifford Henry, a nominee of Whale Haven Inc., one of our largest shareholders, who was appointed a director of our company and 300,000 to James E. Burden, a person nominated by Charles Volk who was appointed a director,

•	with the result that there will be approximately 24,242,976 shares of common stock outstanding, which shares will then be consolidated by a subsequent reverse stock split into 10 million shares,

•	in contemplation of the restructuring above, we will undertake the issuance or offering of the following new securities, not subject to the reverse splits –

▪
issue 62,700,000 shares of post-consolidation common stock to Mr. Volk and his designees in consideration, among other things, of his transfer to the registrant of producing and non-producing oil and gas properties with minimum net tangible worth of $2,000,000, and an annual net cash flow of $1,000,000,

▪	offer 3.3 million shares of common stock to one or more investment bankers,

▪	offer for sale unsecured convertible promissory notes to raise up to $300,000 for the payment of transaction expenses and for working capital, and

▪
subsequent to the offering of the unsecured convertible promissory notes, offer for sale up to 20 million Units at $0.15 a Unit, each Unit consisting of one share of common stock and ½ a common stock purchase warrant exercisable at $0.45 a warrant share.

A successful transaction is dependent on meeting a number of conditions precedent including the approval of the two reverse splits by the shareholders.

Increase in liquidity.  The above measures, when achieved, will greatly improve the liquidity of the company and provide the means – both cash and stock – to expand the acquisition of additional oil and gas properties.  In addition, subsequent to the execution of the above agreement and the change in control of the company, on March 27, 2010 the company under its new management signed a Letter of Intent with DEEJ Consulting, LLC regarding the possible purchase of that company’s Jaspers wells located in Concho and Menard Counties, Texas. The purchase price for the wells is $700,000, consisting of $600,000 cash and $100,000 worth of post-stock-splits common stock of Paxton Energy.  As of the date of this Proxy Statement, it is uncertain whether the Letter of Intent will be converted into a binding purchase agreement or whether the results of the due diligence process to be undertaken by the company will confirm the viability of the acquisition.

Capital resources.  The above “Change of Control and Recapitalization Agreement” describes our intended sources of funds to recapitalize the company.  In addition to the before-described possible purchase of properties from DEEJ Consulting, our new management is reviewing now several other producing oil and gas properties for possible purchase.  Investment banking firms will be retained to conduct the two private placements described in the agreement.

Interests of Directors and Executive Officers; Potential Conflicts of Interest; Transactions and Arrangements Concerning Shares

Interests of Board and Executive Officers

Information about our directors and executive officers, including information relating to stock ownership and the business address of such directors and officers is set forth in Schedule I to this document. As of the date this Proxy Statement was mailed to you, our directors and executive officers as a group beneficially owned an aggregate of  no shares of our common stock. There are no shares subject to exercisable stock options which are now held by our new executive officers and directors, but their employment agreements contemplate the grant of stock options from the Paxton, Inc. 2010 Stock Option Plan.

The reverse stock splits shall affect our stockholders only in accordance with the numbers of common stock held by them and will not be affected by the insider status of any stockholders.

As of to the date we mailed to you this proxy statement, our directors  and officers collectively owned none of the voting power of the common stock outstanding and are not entitled to vote at the special meeting.  As a result, approval of Proposals #1, #2, #3, and #4 is entirely in the hands of stockholders that are not affiliated with our new management.

Material Federal Income Tax Consequences

The following summary describes the material United States federal income tax consequences relating to the reverse stock splits and stock option plans. This summary is based upon the Internal Revenue Code of 1986, as amended, Treasury regulations under the Internal Revenue Code (the “Code”), administrative pronouncements and judicial decisions, all as in effect as of the date hereof and all of which are subject to change, possibly with retroactive effect. This summary addresses only stockholders who hold shares as capital assets within the meaning of Section 1221 of the Code, and does not address all of the tax consequences that may be relevant to stockholders in light of their particular circumstances or to certain types of stockholders subject to special treatment under the Code, including, without limitation, certain financial institutions, dealers in securities or commodities, traders in securities who elect to apply a mark-to-market method of accounting, insurance companies, tax-exempt organizations, persons who hold shares as a position in a “straddle” or as a part of a “hedging,” “conversion” or “constructive sale” transaction for United States federal income tax purposes, or persons who received their shares through the exercise of employee stock options or otherwise as compensation. In addition, this discussion applies only to “United States holders” (as defined below). This summary also does not address the state, local or foreign tax consequences of participating in the offer. For purposes of this discussion, a “United States holder” means:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in the United States or under the laws of the United States or of any political subdivision of the United States;

•	an estate, the income of which is includible in gross income for United States federal income tax purposes regardless of its source; or

•
a trust whose administration is subject to the primary supervision of a United States court and which has one or more United States persons who have the authority to control all of its substantial decisions.

HOLDERS OF SHARES WHO ARE NOT UNITED STATES HOLDERS SHOULD CONSULT THEIR TAX ADVISORS REGARDING THE UNITED STATES FEDERAL INCOME TAX CONSEQUENCES AND ANY APPLICABLE FOREIGN TAX CONSEQUENCES OF THE STOCK SPLITS.

Tax consequences to stockholders who do not receive cash as a result of stock splits.

The stock splits will not be a taxable event for United States federal income tax purposes for a United States holder whose shares are not purchased as a result of the stock splits.  Because no stockholders of our company will receive cash as a result of the stock splits, the stock splits will not be a taxable event for any U.S. holder of our common stock.

Tax Consequences to Company

NOL Limitations May Be Triggered. Pursuant to Section 382 of the Code, an “ownership change” with respect to a company can significantly limit the amount of pre-ownership change net operating losses that such company may use during its post-ownership change periods. For this purpose, an ownership change occurs generally when there is a cumulative change of greater than 50% in a company’s stock ownership within a three (3) year period. The reverse stock splits transaction, as well as any future equity issuances and transactions among stockholders, separately or in the aggregate, should trigger an ownership change of Paxton Energy. If an ownership change occurs, then it may limit the amount of net operating losses available to us to offset future taxable income and may reduce the amount of cash available to us to satisfy our obligations. We believe the transactions contemplated herein will result in such an ownership change or may contribute to an ownership change within the three years following the exchange.

Income Tax Consequences Regarding the 2010 Stock Option Plan

See below: “PROPOSAL #4 — APPROVAL OF PAXTON ENERGY, INC. 2010 STOCK OPTION PLAN - Income tax effects of incentive stock options and Income tax effects of non-qualified stock options.”

THE DISCUSSION SET FORTH ABOVE IS INCLUDED FOR GENERAL INFORMATION ONLY. WE URGE YOU TO CONSULT YOUR TAX ADVISOR TO DETERMINE THE PARTICULAR TAX CONSEQUENCES TO YOU OF THE OFFER, INCLUDING THE APPLICABILITY AND EFFECT OF STATE, LOCAL AND FOREIGN TAX LAWS.

Vote Required for Approval of the Reverse Stock Splits, the Increase in Authorized Capital, and the adoption of the 2010 Stock Option Plan at the Special Meeting

Under Nevada law the reverse stock splits, the increase in authorized capital and the approval of the 2010 Stock Option Plan require the affirmative vote of the majority of the shares of the common stock owned by stockholders voting in person or by proxy at a stockholders’ meeting at which a quorum is present.

Our directors have indicated to us that they intend to vote in favor of the stock splits, of the increase in authorized capital, and the approval of the stock option plan. The Paxton Energy’s directors and executive officers own none of the voting power of the company and cannot assure the approval of the stock splits, the increase in authorized capital and approval of the stock option plan. Please see Schedule I – 2. “Principal Stockholders,” and “Special Factors—Interests of Directors and Executive Officers.”

In the event the stock splits and increase in authorized capital are not approved by the affirmative vote of a majority of the outstanding shares of common stock owned by stockholders voting in person or by proxy at a stockholders’ meeting at which a quorum is present, we will continue to evaluate and explore all available alternatives. We will continue to work to maximize stockholder interests with a goal of returning value to our stockholders. Although our board has not yet made any determination, such alternatives may include alternative methods of effecting a going private transaction in order to reduce the costs associated with being a public company, a share repurchase, an extraordinary dividend, a sale of the Company, or other transactions, to maximize stockholder value and manage our outstanding liabilities.

Effectiveness of the Stock Splits

We anticipate that the reverse stock splits will be effected as soon as practicable after the date of the special meeting, and we intend to file a Certificate of Amendment to our Certificate of Incorporation in the form attached hereto as Annex A to effect the 1-for-3 reverse stock split on the same day as the special meeting. We will file a Certificate of Amendment to our Certificate of Incorporation in the form attached hereto as Annex B shortly thereafter. Following the special meeting, transmittal materials will be sent to you that will describe how to turn in your old share certificates and receive the new stock certificates to which you are entitled. Please see the sections entitled “Additional Information Regarding the Stock Splits—Effective Date” and “Additional Information Regarding the Stock Splits—Exchange of Certificates.”

Financing for the Transactions

Based on estimates of record ownership of shares of common stock and other information as of the record date, we estimate that the total funds required to consummate the transactions will be approximately $55,000.

Accounting fees	$10,000
Legal fees	15,000
Printing and mailing expenses	15,000
Depositary fees	5,000
Out of pocket and miscellaneous	10,000

Total	$55,000

The Company will pay such costs from cash on hand. The Company does not have any alternative financing arrangements.

Unavailability of Appraisal or Dissenters’ Rights

No appraisal or dissenters’ rights are available under Nevada law or under Paxton Energy’s Certificate of Incorporation or bylaws to holders of common stock who vote against the reverse stock splits or the increase in authorized capital. Other rights or actions may exist under Nevada law or federal and state securities laws for stockholders who can demonstrate that they have been damaged by the stock split.

Paxton Energy will continue to be governed by Nevada corporate law upon consummation of the stock splits.

Other Matters

Pursuant to our bylaws, no matters may be brought before the special meeting other than as reflected in the attached notice of the special meeting.

PROPOSALS #1 AND #2 — THE REVERSE STOCK SPLITS

Summary and Structure of the Reverse Stock Splits

The stock splits consist of two steps, a 1-for-3 reverse stock split and a second approximately 1-for-2.42 reverse stock split:

First Reverse Stock Split

First, Paxton Energy will conduct a 1-for-3 reverse stock split of the common stock.

In the reverse stock split:

(i) each three (3) shares of common stock held by any stockholder in a single account or of record prior to the reverse stock split will be converted, after the reverse stock split, into one whole share of common stock; and

(ii) no fractional shares shall be issued.  What would be a fraction of a share shall be rounded up or down to the nearest whole number.

Second Reverse Stock Split

After the first reverse stock split is completed, it will be followed immediately by the conversion of approximately $706,834 of our debt to common stock at the rate of $0.05 a share or 14,136,680 post-stock-split shares of common stock, the conversion of 1,644,250 common stock options and stock purchase warrants to 1,644,250 shares of common stock, and the issuance of 300,000 post-stock-split shares of common stock to Clifford Henry, a new director of our company, the nominee of Whale Haven, Inc., one of our largest stockholders, and 300,000 post-stock-split shares of common stock to James E. Burden, a new director and officer.

The issuance of these shares of our common stock will be followed immediately by the second reverse stock split, a 1-for-approximately 2.424 stock split that will convert each 2.424 shares of common stock existing at that time into one share of common stock.

Again, no fractional shares shall be issued.  What would be a fraction of a share shall be rounded up or down to the nearest whole number.

The stock splits are intended to take effect on the dates the Nevada Secretary of State accepts for filing Certificates of Amendment to the Certificate of Incorporation (the “effective date”). The proposed amendments to the Certificate of Incorporation with respect to the two reverse stock splits are attached to this proxy statement as Annexes A and B, respectively, and are incorporated herein by reference.

At least a majority of the common stock outstanding and entitled to vote, in person or by proxy, at the special meeting must approve the stock splits before they can be completed. The executive officers, directors and affiliates of Paxton Energy, who together beneficially own none  of the common stock outstanding and entitled to vote at the special meeting, have indicated that they will vote in favor of the stock splits any proxies they hold that have no instructions regarding how they should vote. Therefore, approval of the stock splits is not assured and will require approving votes of shareholders to become effective.

Certificates of Amendment to Effect the Stock Splits

The proposed amendments to the Company’s Restated Certificate of Incorporation underlying Proposals 1 and 2 are attached to this Proxy Statement as Annexes A and B, respectively, and are incorporated herein by reference.

PROPOSAL #3 — THE INCREASE IN AUTHORIZED CAPITAL

Structure and Summary of the Increase in Authorized Capital

Our Amended and Restated Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock and 5,000,000 shares of preferred stock.  At present, there are 23,586,139 shares of common stock issued and outstanding and no shares of preferred stock outstanding.

Our new management intends to aggressively search and negotiate for the acquisition of producing and non-producing oil and natural gas properties.  To acquire attractive properties, we need both cash and shares of common stock to offer as payment for the properties.

Should all the shares of our common stock be issued as described above, we would – after the two reverse stock splits and the transactions described above have been consummated – have approximately 103,500,000 shares of common stock outstanding plus 13,000,000 common stock purchase warrants.  Making allowance for the shares of common stock that must underlie the warrants, we obviously must increase the number of our authorized shares of common stock just to effectuate the immediate plans that would launch our longer range plans for expansion of the company’s oil and natural gas holdings and provide for earnings that will support a higher price of our common stock that trades in the public over-the-counter stock markets.

Shares of stock that are authorized in a corporation’s articles of incorporation are under the control of the corporation’s directors.  Authorized but not-issued shares of stock can be issued at the direction of the board of directors without approval of the officers or the stockholders.  Holders of our common stock have no preemptive rights to purchase shares of common stock issued later by the company.

The directors have concluded that an increase in authorized shares of common stock from 100 million to 500 million shares is prudent, as is an increase from 5 million to 10 million shares of preferred stock.

Board Recommendation

The board has authorized and recommends that you approve the two reverse stock splits and the increase in authorized capital to be effected by the amendments to Paxton Energy’s Certificate of Incorporation in the respective forms attached hereto as Annexes A and B.

The board has unanimously determined that the two reverse stock splits and the increase in authorized capital are in the best interest of Paxton Energy and fair to Paxton Energy’s stockholders.

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL AND ADOPTION OF THE TWO REVERSE AND THE INCREASE IN AUTHORIZED CAPITAL INCLUDING THE PROPOSED AMENDMENTS TO THE CERTIFICATE OF INCORPORATION TO EFFECT SUCH STOCK SPLITS AND INCREASE IN AUTHORIZED CAPITAL.

The board has retained the absolute authority to reject and not implement the stock splits even after stockholder approval.

PROPOSAL #4 — APPROVAL OF PAXTON ENERGY, INC. 2010 STOCK OPTION PLAN

The shareholders will be asked at the Special Meeting to approve our 2010 Stock Option Plan, which was adopted by the board of directors on May 4, 2010.  The material features of the Plan are as follows:

Term of Plan.  Ten years - until May 4, 2020.

Shares subject to the Plan.  20,000,000 shares of Common Stock.

Two types of options.  (1) Incentive stock options, as defined under Section 422 of the Internal Revenue Code.  (2) Nonqualified stock options.

Persons eligible to receive incentive stock options.  Employees, including officers and directors, employed by our company or any “parent corporation” of our company or any subsidiary company of our company.  Payment of a director’s fee does not constitute “employment” by the company.

Persons eligible to receive nonqualified stock options.  Employees, consultants and directors.

Term of the options.  Incentive and nonqualified stock options - up to but not to exceed ten years.  However, should the grantee of an incentive stock option own more than ten percent of the company’s voting stock when the option is granted, the term of the incentive stock option cannot exceed five years.

Exercise price of the options.  For incentive stock options, not less than 100 percent of the fair market value of the common stock on the date of grant of the option.  However, should the grantee own more than ten percent of the voting stock of the company, the exercise price cannot be less than 110 percent of the fair market value of the common stock on the date of the grant of the option.  For nonqualified options, the exercise price can be any price set by the directors or its stock option committee.  We are advised by tax counsel that an exercise price set at less than 30 percent of the fair market value of the common stock on the date of the grant might well be successfully challenged by the Internal Revenue Service as the receipt by the grantee of immediate compensation, taxable to the grantee at ordinary rates, and as the payment by the company of compensation, deductible from income.

Income tax effects of incentive stock options.  With one exception, there are no federal income tax effects, to the company or the grantees of the options -

•	at the time the options are granted, or

•	at the time the options are exercised.

A grantee’s tax basis in the option is the exercise price.  When the shares purchased through exercise of the options are later sold, the grantee recognizes short-term or long-term capital gains or losses.  The one exception is where the fair market value of shares obtained through exercise of incentive stock options exceeds $100,000 in any year; the excess fair market value over $100,000 is treated as a nonqualified stock option for federal income tax purposes.

Income tax effects of nonqualified stock options.  There are no federal income tax effects, to the company or the grantee of a nonqualified stock option, at the time the options are granted unless the exercise price is so substantially below the fair market value of the common stock on the date of the grant that the payment and receipt of compensation income is to be inferred.  As stated earlier, tax counsel advises us that exercise prices below 30 percent of this fair market value may well be successfully so challenged by the Internal Revenue Service.  At the time of the exercise of a nonqualified stock option, the grantee realizes ordinary compensation income equal to the difference between the fair market value of the stock acquired and the option price paid for the stock.  And the company, to the same dollar extent, must recognize on its books the payment of compensation to the grantee.  The grantee’s tax basis in the stock becomes the fair market value of the stock on the date the stock is purchased.  When the stock is later sold, the grantee recognizes short-term or long-term capital gain or loss equal to the difference between the proceeds of the sale and the grantee’s tax basis in the stock.

Consideration to be paid for shares to be issued upon exercise of an option.  For incentive stock options, certified or cashier’s checks.  For nonqualified stock options, in the discretion of the directors or the stock option committee -

•	check,

•	promissory note,

•	other shares of our company’s stock with a fair market value equal to the exercise price of the option,

•
retention by the company, from the shares as to which the option is exercised, of that number of shares whose fair market value equals the exercise price for the total number of shares as to which the option is exercised,

•	delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to our company the amount of sale or loan proceeds to pay the exercise price, or

•	any other method of payment permitted by law.

Termination of options.  The stock options may terminate prior to the expiration date for exercise of the options in certain situations.  The following limitations on the exercise of options under the Plan apply to all incentive options and, except to the extent waived by the stock option committee or the directors, to nonqualified options:

•	Termination of employment or of an optionee’s relationship as a consultant - the options must be exercised within 90 days.

•	Total and permanent disability resulting in termination of employment or status as a consultant - within twelve months from the date of termination.

•	Death of optionee - within twelve months from the date of death, the exercise of the options to be by the optionee’s estate.

Transferability of the options.  The options may not be sold, pledged, assigned or disposed of in any manner other than by will or by the laws of descent and distribution and may be exercised, during the lifetime of the optionee, only by the optionee.

Persons subject today to the Stock Option Plan.  We have two full-time employees.  We have three directors, two of whom are employees.  We have four consultants, one of whom, Clifford Henry, is a director.  As of the date this Proxy Statement is mailed to you,  the directors have granted options to the persons designated below.  Should the 2010 Stock Option Plan not be approved by the shareholders, all options granted will be void.

 Plan Benefits
2010 Stock Option Plan

Name and Position	No. of Shares Underlying the Options*	Exercise Prices**	Expiration Dates	05-13-2010 Market Value of Shares Underlying the Options***
Charles Volk, CEO and Director James Burden, President and Director Clifford Henry, Director	3,000,000 3,000,000 1,000,000	$0.22 $0.22 $0.22	May 9, 2020 May 9, 2020 May 9, 2020	$0.2182 $0.2182 $0.2182

* The Shares subject to the Options are post-both stock splits.  The Option Agreements provided that if both stock splits are not approved by the stockholders, the grants of the option shares are void.

** The Exercise Prices are calculated based on the fair market value of the pre-stock split shares as of the date of the grant.  The fair market value of the pre-stock split shares was adjusted to reflect the equivalent price after the two stock splits by multiplying the fair market value by 3, for the first stock split, and by multiplying the product by 2.4242 for the second stock split.

*** The Market Value shown has been adjusted as described in ** above to reflect the value adjusted for both stock splits.

The federal income tax consequences of the issuance and exercise of the options to the recipients and to the company are described above under the headings “Income tax effects of incentive stock options” and “Income tax effects of nonqualified stock options.”

THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE FOREGOING PROPOSAL 4.

PROPOSAL #5 -ADJOURNMENT

We may ask stockholders to vote upon a proposal to postpone or adjourn the Special Meeting to permit further solicitation of proxies in the event that an insufficient number of shares of common stock is present in person or by proxy to approve the stock splits and increase in authorized capital. If this motion is made, a majority of the shares of common stock present in person or represented by proxy at the special meeting and entitled to vote at the special meeting, will be required to approve the motion.

Board Recommendation

THE BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

ADDITIONAL INFORMATION REGARDING THE STOCK SPLITS

How the Board Will Determine Whether to Effect the Stock Splits

If the reverse stock splits are approved, then the board, at its discretion, may elect to either abandon or implement the stock splits. If the board elects to abandon the stock splits, then the total transaction costs will consist solely of the expenses incurred to that date in connection with the increase in authorized capital transaction. These expenses are estimated to be $55,000.  A number of factors or situations could cause the board to decide to abandon the reverse stock splits, even if approved by the stockholders. These factors or situations include:

•
We may decide to abandon the stock splits should then-current economic conditions or the financial condition of the Company, or their outlook, be such that in our judgment it is no longer advisable to use our cash resources to effect the stock splits.

•
In the event we determine that it is in our best interest to enter into a strategic transaction that may arise in the future, such as a stock sale or a business combination transaction, we may elect to abandon the stock splits as a result of such strategic transaction.

Immediately following the special meeting, the board intends to decide whether to complete the stock splits. If we do not abandon the stock splits, we expect to effect the stock splits on the date of the special meeting or soon as reasonably practicable thereafter by filing amendments to the Company’s Certificate of Incorporation with the Secretary of State of the State of Nevada, as described elsewhere in this proxy statement.

If the board decides to abandon the stock splits, the board will promptly notify stockholders of the decision by issuing a press release and by filing a current report on Form 8-K with the SEC.

Effective Date

The stock splits, should they be approved by the stockholders, will become effective as of the date that the Nevada Secretary of State accepts for filing Certificates of Amendment to our Certificate of Incorporation (one amendment effecting the first reverse stock split, the other effecting the second stock split). We intend to effect the stock splits through the filing of such Certificates of Amendment on the day the stock splits are approved by our stockholders or as soon as practicable thereafter.

Exchange of Certificates

The Company’s transfer agent, Holladay Stock Transfer (Attn: Tom Laucks) 2939 North 67th Place, Scottsdale, Arizona 85251, Tel: (480) 481-3940 Tom@Holladay1.com (the “transfer agent”), will act as the Company’s agent for purposes of exchanging certificates in connection with the stock splits.

As soon as practicable after the effective date of the stock splits, the Company will send to each holder of record of common stock and to each beneficial owner of common stock held in “street name” on behalf of such owner, instructions for surrendering certificates representing shares of common stock which will have been converted to fewer shares. Such instructions will include a letter of transmittal to be completed and returned to the transfer agent by the holder of such certificates, together with such certificates.

As soon as practicable after the transfer agent receives any surrendered certificate, together with a duly completed and executed letter of transmittal with respect thereto and such other documents as the Company may require, the transfer agent will deliver to the person a new stock certificate.

There will be no differences between the respective rights, preferences or limitations of the common stock prior to the stock split and the common stock after the transaction. There will be no differences with respect to dividend, voting, liquidation or other rights associated with the common stock. There are no accrued or unpaid dividends on the common stock.

For purposes of determining ownership of shares of common stock on the effective date, such shares will be considered held by the person in whose name such shares are registered on the records of the Company or, in the case of shares held by a broker, bank or other third party in “street name” on behalf of its client, in the name of the person whose account such shares are held in by such broker, bank, or other third party on the effective date, regardless of the beneficial ownership of those shares. Upon effecting the stock split, the Company intends to treat stockholders holding common stock in “street name” in the same manner as registered stockholders whose shares are registered in their names. Prior to the effective date, the Company will conduct an inquiry of all the brokers, banks and other third parties (“Participants”) that hold shares of common stock in “street name.” These Participants will be instructed to effect the going private transaction for their beneficial holders holding common stock in “street name.”

However, such Participants may have different procedures than registered stockholders for processing the stock splits. Investors that hold an aggregate of shares exceeding the reverse stock split ratio in multiple accounts with one or more brokers should consider combining their holdings into one account. If you hold your shares in “street name” with a bank, broker or other third party and you have any questions in this regard, we encourage you to contact your bank, broker or nominee.

No service charge, brokerage commission, or transfer tax will be payable by any holder of any old certificate evidencing shares of common stock in connection with the issuance of a new certificate in respect thereof, except that if any new certificate is to be issued in a name other than that in which the old certificate that is surrendered for exchange is registered, it will be a condition to such issuance that: (i) the person requesting such issuance pay to the Company any transfer taxes payable by reason of such transfer (or any prior transfer of such surrendered certificate, if any) or establish to the satisfaction of the Company that such taxes have been paid or are not payable; and (ii) the surrendered certificate is properly endorsed and otherwise in proper form for transfer.

If any certificate evidencing common stock has been lost or destroyed, the Company may, in its sole discretion, accept in lieu thereof a duly executed affidavit and indemnity agreement in a form satisfactory to the Company. The holder of any shares of common stock evidenced by any certificate that has been lost or destroyed must submit, in addition to the letter of transmittal sent by the Company, the above-referenced affidavit and indemnity agreement, and any other document required by the Company, a bond or other security satisfactory to the Company indemnifying the Company and all other persons against any losses incurred as a consequence of issuing a certificate evidencing new shares of common stock. Additional instructions with respect to lost or destroyed certificates will be included with the letter of transmittal that the Company will send to stockholders after the effective date.

DO NOT SEND SHARE CERTIFICATES TO THE COMPANY OR THE TRANSFER AGENT UNTIL AFTER YOU HAVE RECEIVED THE ABOVE-REFERENCED LETTER OF TRANSMITTAL AND ACCOMPANYING INSTRUCTIONS.

Escheat Laws

The unclaimed property and escheat laws of each state provide that, under circumstances defined in that state’s statutes, holders of unclaimed or abandoned property must surrender that property to the state. Persons whose shares are cashed out and whose addresses are unknown to us or who do not return their stock certificates and request payment for their cashed-out shares generally will have a period of years from the Effective Date in which to claim the cash payment payable to them. For example, with respect to stockholders whose last known addresses are in Nevada, as shown by our records, the period is five (5) years. Following the expiration of that five-year period, Nevada escheat laws would likely cause the new certificate to escheat to the State of Nevada. For stockholders who reside in other states or whose last known addresses, as shown by our records, are in states other than Nevada, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it; or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the “holding period” or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than five years. If we do not have an address for the holder of record of the shares, then unclaimed cash-out payments would be turned over to our state of incorporation, the State of Nevada, in accordance with its escheat laws.

Potential Involuntary Delisting by FINRA

The late filing three times of our annual Form 10-K or any of our interim Forms 10-Q during any running 12-month period puts us at risk of an involuntary delisting from the Bulletin Board and a reduction to the Pink Sheets for at least a year’s period.

Regulatory Approvals

The Company is not aware of any material governmental or regulatory approval required for completion of the reverse stock splits transaction or the increase in authorized capital transaction, other than compliance with the applicable federal and state securities laws, FINRA rules and Nevada corporate laws.

INFORMATION ABOUT THE COMPANY

Common Stock

As of the close of business on May 18, 2010, there were 23,586,139 shares of the Company’s common stock, par value $0.001, issued and outstanding.

Price Range of Common Stock

Our common stock is traded on the Nasdaq over-the-counter market including the Bulletin Board under the trading symbol “PXTE.” The following table sets forth, for the fiscal quarters indicated, the high and low sale prices for our common stock.

	Low	High
Fiscal Year 2009:
Fourth Quarter	0.0031	0.020
Third Quarter	0.0042	0.025
Second Quarter	0.0105	0.030
First Quarter	0.0110	0.045

Fiscal Year 2008:
Fourth Quarter	0.01	0.08
Third Quarter	0.08	0.18
Second Quarter	0.12	0.29
First Quarter	0.23	0.39

On _______, 2010, the date immediately prior to our mailing of this proxy statement, the closing sale price of our common stock was $0.____, as quoted on the NASDAQ over-the-counter market.

Background of Company and Directors and Executive Officers

Neither the Company nor any of the Company’s directors or executive officers has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a part to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations or, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Significant Corporate Events

During the past two years, there have been no negotiations, transactions or material contacts among Paxton Energy, its executive officers, its directors, and their affiliates concerning any merger, consolidation, acquisition, tender offer, election of Paxton Energy directors, or sale or other transfer of material assets.

Financial Information

Our historical financial statements for the fiscal years ended December 31, 2008 and December 31, 2009, are included on pages F-1 through F-20 below.

Additionally, our interim financial statements for the quarter ended March 31, 2010, are included on pages F-21 through F-30.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

The following discussion should be read in conjunction with our audited financial statements and notes to our financial statements included elsewhere in this report.  This discussion contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors discussed elsewhere in this report.

Overview

We are a small oil and gas exploration and production company.  In June 2005, we acquired our first working interest in an oil and gas property.  The Cooke No. 3 well was drilled in 2005 and commenced production in November 2005.  We began production from three additional wells in 2006, acquired additional interests in oil and gas properties, and drilled three dry holes.  In 2007, we drilled two additional wells. During 2008, we participated in the farm out of our interest in a new well drilled by others, retaining a small interest in the new well.  During the year ended December 31, 2009, minor costs were incurred in connection with the recompletion of the Cooke No. 3 well.  We continue to be considered an exploration-stage company due to the absence of significant revenue.

We have no proved reserves.  For the period from June 30, 2004, the date of our inception, to December 31, 2009, we have incurred $7,194,888 of costs and operating expenses, principally consisting of an impairment losses of $3,847,192 on oil and gas properties, $1,737,962 of general and administrative expenses, and $1,468,575 of stock-based compensation related to the issuance of common stock for the initial services of our chief operating officer, a stock option granted to a director, and the issuance of common stock to consultants for financial advisory, public relations, and geological advisory services.  The impairment losses were due to the determination by us that capitalized costs for wells drilled and other oil and gas properties were in excess of estimated present value of future cash flow from those properties.

We have relied significantly upon the issuance of common stock and promissory notes to finance our exploration-stage operations.  In certain cases, the promissory notes were accompanied by some form of equity interest, including stock and beneficial conversion features.  Generally accepted accounting principles require that the proceeds from promissory notes and the equity interests be accounted for by allocating a portion of the proceeds to the equity interests and recording a corresponding discount to the notes.  This discount was amortized over the terms of the notes (or through the date of conversion into common stock) and recorded as a non-cash expense characterized as “interest expense from amortization of discount on secured convertible notes and other debt.”  These charges totaled $996,081 as of December 31, 2009.

In connection with an offering of common stock and warrants in April 2006, we entered into a registration rights agreement that, among other matters, provides for the payment by us of 1% per month (up to a maximum of 18%) of the proceeds of the offering in partial liquidated damages for our failure to file a registration statement by June 30, 2006, and meet certain other deadlines until the registration statement is declared effective.  We determined that the features of the partial liquidated damages provision of the registration rights agreement in relation to the deadlines for the registration statement to be declared effective cause this arrangement to be accounted for under Financial Accounting Standards Board Staff Position on EITF 00-19 (FSP EITF 0019-2).  In accordance with FSP EITF 0019-2, we have recorded a estimated liability of $672,636 for probable payments of penalties and interest that will be payable under the registration rights agreement.

As of December 31, 2009, we have acquired oil and gas properties with a carrying value of $587,886 through the payment of cash and the issuance of common stock, after the recognition of $3,847,192 in impairment loss as described above.  At December 31, 2009, we had current assets of $13,522, principally consisting of cash and prepaid expenses and had current liabilities of $1,380,690, resulting in a working capital deficit of $1,367,168.

Results of Operations

Comparison of Years Ended December 31, 2008 and 2009

Oil and Gas Revenues

Our net oil and gas revenue was $49,485 for the year ended December 31, 2008, compared to $17,581 for the year ended December 31, 2009, representing a decrease of $31,904, or 64%.  The decrease in revenues for the year ended December 31, 2009, was principally due to significant reductions in the monthly production from our Cooke No. 3 well and our Cooke No. 6 well.

Cost and Operating Expenses

Our costs and operating expenses were $2,364,096 for the year ended December 31, 2008, compared to $205,362 for the year ended December 31, 2009, representing a decrease of $2,158,734, or 91% due primarily to an impairment loss on oil and gas properties of $2,077,351 in 2008.

Lease Operating Expenses — Lease operating expenses were $47,439 for the year ended December 31, 2008, compared to $17,565 for the year ended December 31, 2009, representing a decrease of $29,874, or 63%.  The decrease in lease operating costs primarily related to decreased costs of approximately $31,400 on the Cooke No. 5 and No. 6 wells for abnormally high costs in 2008 that were not incurred in 2009 related to workover efforts in 2008.

Impairment Loss on Oil and Gas Properties — During the year ended December 31, 2008, the Company determined that capitalized costs for wells drilled were in excess of estimated present value of future cash flows from those wells.  As a result, the Company recognized an impairment loss in the amount of $1,400,951, reducing the carrying value for wells drilled to zero.  Other oil and gas properties, including leasehold interest costs, exploration agreement costs, and geological and geophysical costs, are carried at the lower cost or fair market value.  During the year ended December 31, 2008, management also evaluated the carrying value of these other oil and gas properties and recognized impairment of $676,400, reducing their carrying value to $587,886.  During the year ended December 31, 2009, the Company capitalized $30,296 for recompletion costs, but recognized impairment of the costs to again reduce the carrying value for wells drilled to zero.

General and Administrative Expense — General and administrative expense was $236,147 for the year ended December 31, 2008, as compared to $155,804 for the year ended December 31, 2009, representing a decrease of $80,343, or 34%.  The decrease in general and administrative expense during the year ended December 31, 2009 is related to 1) decreases in legal, auditing, consulting and other outside service costs totaling $70,827, 2) decreases in salary expense of $17,800 because the chief executive officer ceased taking compensation effective March 1, 2008, 3) decreases in other general and administrative expenses totaling $17,019, offset by 4) additional registration rights penalties of $25,303 during 2009 (none in 2008).

Other Income (Expense)

Gain on Transfer of Common Stock from Bayshore Exploration, L.L.C. — As more fully discussed in Notes 2 and 3 of the financial statements, 300,000 shares of common stock were transferred to new noteholders by Bayshore Exploration, L.L.C., in connection with the amendment of the Exploration Agreement with Bayshore.  The Company has accounted for this transfer as a contribution of common stock to the Company and an issuance to the new noteholders.  In connection with this arrangement, we recognized a gain of $24,000 in 2008.

Interest Expense — We incurred interest expense of $73,147 for the year ended December 31, 2008, as compared to $123,173 for the year ended December 31, 2009.  The majority of interest expense in 2009 relates to interest of $36,000 on notes payable issued in 2008 in the principal amount of $300,000 and interest accrued on the liability for the registration rights penalty of $86,386.  Interest expense in 2008 relates to interest of $12,409 on notes payable and interest accrued on the liability for the registration rights penalty of $60,738.  In connection with the issuance of notes payable in 2008, we recorded a discount to the notes of $38,710 for the allocation of proceeds to common stock issued in connection with the notes payable.  The discount has been amortized over the original term of the notes, $25,806 in 2009 and $12,903 in 2008.

Although the net changes and percent changes with respect to our revenues and our costs and operating expenses for the years ended December 31, 2008 and 2009, are summarized above, the trends contained therein are limited and should not be viewed as a definitive indication of our future results.

Liquidity and Capital Resources

At December 31, 2009, our principal source of liquidity consisted of $4,026 of cash.  At December 31, 2008, we had a working capital deficit of $1,033,528 as compared to a deficit of $1,367,168 as of December 31, 2009.  In addition, we have a deficit in our total stockholders’ equity of $815,758 at December 31, 2009, compared to total stockholders’ deficit of $477,734 at December 31, 2008, a decrease in the stockholders’ equity of $338,024, principally as a result of our net loss for the year ended December 31, 2009.

Our operations used net cash of $196,296 during the year ended December 31, 2008, compared to using $130,307 of net cash during the year ended December 31, 2009.  Net cash used in operating activities during the year ended December 31, 2009 consists of our net loss, adjusted principally for the non-cash impairment loss and amortization of discount on notes payable recognized during the year, plus changes in the non-cash elements of our working capital.  The $65,989 decrease in the net cash used in our operating activities primarily resulted from reduced cash expenditures during the year ended December 31, 2009, principally due to decreased cash available to pay for operations.

Investing activities for the year ended December 31, 2008, used $40,913 of net cash, as compared to no net cash used during the year ended December 31, 2009.  Cash used in investing activities principally relates to expenditures for exploration and development of oil and gas properties.

Financing activities provided $147,522 of net cash during the year ended December 31, 2008, as compared to $106,810 net cash provided during the year ended December 31, 2009.  Cash flows from financing activities principally relates to the receipt of note proceeds in 2008 and 2009 from the trust account of an attorney, plus proceeds from notes payable from related parties in 2009, less $75,000 paid to Bayshore in 2008.

As disclosed above under “Recent Developments – Increase in Liquidity - Capital Resources,” on March 17, 2010, we entered into a Change of Control Agreement with Charles Volk that provides for a change of control and a recapitalization of the company.  The change of control has already occurred.  Set forth in the disclosure is a list of specific undertakings involving the raising of capital for the company that the new management is undertaking.  This new management is working closely with investment banking firms to raise the capital needed to purchase significant producing oil and natural gas properties with development wells potential.

Interim Results of Operations

Comparison of Three Months Ended March 31, 2010 and 2009

Oil and Gas Revenues

Our oil and gas revenue was $3,136 for the three months ended March 31, 2010, compared to $1,535 for the three months ended March 31, 2009, representing an increase of $1,601 for the three-month period.  The increase in oil and gas revenue is principally related to small increases in revenue from our interests in the Cooke #3 and Cartwright #3 wells.  The level or oil and gas production through March 31, 2010 continues not to be significant, and accordingly we continue to be characterized as an-exploration stage company.

Cost and Operating Expenses

Our costs and operating expenses were $265,826 for the three months ended March 31, 2010, compared to $45,554 for the three months ended March 31, 2009, representing an increase of $220,272 for the three-month period.

Lease Operating Expenses — Lease operating expenses were $1,731 for the three months ended March 31, 2010, compared to $4,223 for the three months ended March 31, 2009, representing a decrease of $2,492, for the three-month period.  The decrease in lease operating expenses is principally related to a decrease in lease operating expenses of the Cooke #5 well, which is currently not in production. The level or oil and gas production through March 31, 2010 was not significant and our amount of lease operating expenses is consistent.

Impairment Loss on Oil and Gas Properties — Impairment loss on oil and gas properties was $5,230 for the three months ended March 31, 2009 and none for the three months ended March 31, 2010.  During the three months ended March 31, 2009, the Company incurred re-completion costs on the Cooke No. 3 well of $5,230, which have been included in the impairment loss on oil and gas properties.

Accretion of Asset Retirement Obligations — Accretion of asset retirement obligations was $263 for the three months ended March 31, 2010, compared to $424 for the three months ended March 31, 2009, representing a decrease of $161, for the three-month period.  The decrease in accretion of asset retirement obligations expenses principally reflects the fact that the original accretion period for certain wells has now past plus the decrease in the number of wells in which we are participating.

General and Administrative Expense — General and administrative expense was $51,669 for the three months ended March 31, 2010, as compared to $35,677 for the three months ended March 31, 2009, representing an increase of 15,992, or 45%, for the three-month period.  The increase in general and administrative expense during the three months ended March 31, 2010 is related primarily to the payment of a run-off premium of $36,219 covering the former directors and officers, plus an increase in legal fees of $11,810, less the reversal of $43,587 in audit fees and related finance charges resulting from the settlement of outstanding amounts due.

Stock-Based Compensation — The new board of directors agreed to issue 1,250,000 post-split shares of the Company’s common stock to former management and 250,000 post-split shares to an advisor as compensation for services in connection with the change of managerial control of the Company.  The former management and advisor completed all that was required of them under this arrangement during the quarter ended March 31, 2010.  Accordingly, the Company has recognized this obligation to these individuals and the associated compensation during the quarter ended March 31, 2010 by recording $212,163 of stock-based compensation representing the estimated value of 1,500,000 shares of post-split shares of the Company’s common stock.

Although the net changes and percent changes with respect to our revenues and our costs and operating expenses for the three months ended March 31, 2010 and 2009, are summarized above, the trends contained therein are limited and should not be viewed as a definitive indication of our future results.

Other Income (Expense)

Change in fair value of warrants — As further explained in Note E to the accompanying financial statements, effective January 1, 2009 with the adoption of the provisions of new accounting standards for embedded derivatives, warrants to acquire 1,269,250 shares of our common stock that were previously treated as equity must now be treated as a derivative liability and measured at fair value.  During the three months ended March 31, 2010 and 2009, the fair value of the warrants, measured using the Black-Scholes model, increased by $27,434 and $2,284, respectively, resulting in a corresponding charge to the statement of operations.

Interest Expense — We incurred interest expense of $27,343 for the three months ended March 31, 2010, as compared to $23,936 for the three months ended March 31, 2009.  The increase in interest expense principally relates to interest we have been incurring on newly issued notes payable to former officers and directors starting in July 2009.

Liquidity and Capital Resources

At March 31, 2010, our principal source of liquidity consisted the proceeds from a recently-initiated placement of unsecured convertible promissory notes.  We received proceeds from this placement in the amount of $95,000 through March 31, 2010 and have received an additional $50,000 through May 18, 2010.  At March 31, 2010, we have $1,116 in cash and $2,574 receivable from our attorneys trust accounts, which principally represents the unused portion of the proceeds from the placement of the unsecured convertible promissory notes.  At March 31, 2010, we had a working capital deficit of $1,656,772 as compared to a deficit of $1,367,168 as of December 31, 2009.  In addition, we have a deficit in our total stockholders’ equity of $1,133,225 at March 31, 2010, compared to total stockholders’ deficit of $815,758 at December 31, 2009, a decrease in the stockholders’ equity of $317,467, as a result of our net loss for the three months ended March 31, 2010.

Our operations used net cash of $96,004 during the three months ended March 31, 2010, compared to using $23,388 of net cash during the three months ended March 31, 2009.   Net cash used in operating activities during the three months ended March 31, 2010 consists of our net loss, adjusted principally for the non-cash stock-based compensation of $212,163, plus changes in the non-cash elements of our working capital.  The use of $96,004 in the net cash used in our operating activities primarily resulted from the use of the proceeds from the placement of convertible promissory notes to settle certain accounts payable, bring current the payment of accrued interest on notes payable, and pay certain operating expenses after the change of managerial control in March 2010.

We had no investing activities during the three months ended March 31, 2010 or 2009.

Financing activities provided $93,094 of net cash during the three months ended March 31, 2010, as compared to none during the three months ended March 31, 2009.  Cash flows from financing activities during the three months ended March 31, 2010 principally relates to the receipt of proceeds from the trust account of an attorney in connection with the placement of the unsecured convertible promissory notes.

As discussed previously, on March 17, 2010 we entered into a “Change of Control and Recapitalization Agreement” with Charles Volk of San Francisco, California.  On that same day, all directors and officers of our company resigned and were replaced by Charles F. Volk, Jr., James E. Burden, and Clifford Henry as directors and Charles F, Volk, Jr. as CEO, Treasurer (Chief Financial Officer) and Chairman of the Board of Directors and James E. Burden as President and Secretary.

Pursuant to the Agreement, the new officers and directors have undertaken to effectuate the following provisions of the Agreement that are related to a recapitalization of the company:

•	Commence the placement of unsecured convertible promissory notes to raise up to $300,000 for the payment of transaction expenses and providing of working capital.

•	Pay accrued interest on all outstanding notes payable through January 31, 2010 and obtain the extension of the due date of those notes to August 31, 2010.

•	Convert the accrued registration rights penalties and interest into common stock at an exchange rate of $0.05 per share.

•	Convert all outstanding options and warrants to purchase 1,644,250 shares of common stock into 1,644,250 shares of common stock.

•	With shareholder approval, consummate two reverse stock splits that will result in a total of 10,000,000 post-consolidation shares of common stock.

•	Issue 600,000 shares of common stock to two nominees to become members of the board of directors.

•
Upon completion of this restructuring as described above, issue 62,700,000 shares of post-split shares of common stock to the Company’s new chief executive officer or his designees in consideration of his transfer to the Company of producing and non-producing oil and gas properties with a minimum net tangible worth of $2,000,000 and an annual net cash flow of $1,000,000.

•
Commence the placement of 20,000,000 units of equity securities at $0.15 per unit, each unit consisting of one share of post-consolidation common stock and one half post-consolidation common stock purchase warrant, exercisable at $0.45 per share.

•	Issue 3,300,000 post-split shares of common stock to an investment banker for services provided in connection with these placements and other services related to this change of control.

•
Issue 1,250,000 post-consolidation shares of the Company common stock to former management and 250,000 post-consolidation shares to an advisor as compensation for services in connection with this change of control.

A successful transaction is dependent on meeting a number of conditions precedent including the approval of the two reverse splits by the shareholders.

The above measures, when achieved, will greatly improve the liquidity of the company.  In addition, subsequent to the execution of the above agreement and the change in control of the company, on March 27, 2010 the company under its new management signed a Letter of Intent with DEEJ Consulting, LLC to purchase that company’s Jaspers wells located in Concho and Menard Counties, Texas. The purchase price for the wells is $700,000, consisting of $600,000 cash and $100,000 worth of post-stock-splits common stock of Paxton Energy.

The above “Change of Control and Recapitalization Agreement” describes our intended sources of funds to recapitalize the company.  Mr. Volk is reviewing now several producing oil and gas properties for possible purchase.  An investment banking firm in San Francisco has been retained to conduct the two private placements described in the agreement.

Critical Accounting Policies

We have identified the policies outlined below as critical to our business operations and an understanding of our results of operations.  The list is not intended to be a comprehensive list of all of our accounting policies.  In   many cases, the accounting treatment of a particular transaction is specifically dictated by accounting principles generally accepted in the United States, with no need for management's judgment in their application.  The impact and any associated risks related to these policies on our business operations is discussed throughout Management's Discussion and Analysis of Financial Condition and Results of Operations where such policies affect our reported and expected financial results.  For a detailed discussion on the application of these and other accounting policies, see the Notes to the December 31, 2009 Financial Statements.  Note that our preparation of the financial statements requires us to make estimates and assumptions that affect the reported amount of assets and liabilities, disclosure of contingent assets and liabilities at the date of our financial   statements, and the reported amounts of revenue and expenses during the reporting period.  There can be no assurance that actual results will not differ from those estimates.

Revenue Recognition

All revenues are derived from the sale of produced crude oil and natural gas.  Revenue and related production taxes and lease operating expenses are recorded in the month the product is delivered to the purchaser.  Payment for the revenue, net of related taxes and lease operating expenses, is received from the operator of the well approximately 45 days after the month of delivery.  Accounts receivable are stated at the amount management expects to collect.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance based on its assessment of the collectibility of the receivable.

Income Taxes

Provisions for income taxes are based on taxes payable or refundable and deferred taxes.  Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and tax operating loss carryforwards.  Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.

Impairment of Long-Lived Assets

Long-lived assets, including oil and gas properties, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  Recoverability is measured by a comparison of the carrying amount of an asset or asset group to estimated future undiscounted net cash flows of the related asset or group of assets over their remaining lives.  If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset.  Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent of other groups of assets.  The impairment of long-lived assets requires judgments and estimates.  If circumstances change, such estimates could also change.

Changes In and Disagreements with Accountants on Accounting and Financial Disclosure

During our two most recent fiscal years or subsequent interim period, no independent accountant that was our principal accountant to audit our financial statements resigned or was dismissed.

Representatives of our principal accountant for the current year and the most recently completed fiscal year are not expected to be present at the stockholders’ meeting, have been accorded an opportunity to make a statement if they desire to do so, but are not expected to be available to respond to appropriate questions.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth, as of March 15, 2010, the outstanding common stock owned of record or beneficially by  person who owned of record, or was known by us, to own beneficially, more than 5% of the shares of common stock issued and outstanding, and the name and share holdings of each director and all of the executive officers and directors as a group:

Person or Group	Nature of Ownership (1)	Number	Percent (2)

Principal Stockholders:

Robert Freiheit (3)	Common stock	4,288,328	18.2
1095 Myron Court Zephyr Cove, NV 89448

Howard S. Landa (4)	Common stock	1,891,501	8.0
3000 Connor Street, Unit 6	Warrants	30,000	*
Salt Lake City, UT 84109		1,921,501	8.1

Thomas J. Manz	Common stock	481,282	2.0
4210 East Lane	Warrants	100,000	*
Sacramento, CA 95864	Options	375,000	1.6
		956,282	4.0

Directors:

Robert Freiheit	See above

Thomas J. Manz	See above

All Executive Officers and Directors as a Group (two persons):	Common stock	4,769,610	20.2%
	Warrants	100,000	*
	Options	375,000	1.6
	Total	5,244,610	21.8%
_______________
*	Less than 1%.
(1)	Except as otherwise noted, shares are owned beneficially and of record, and such record stockholder has sole voting, investment, and dispositive power.
(2)
Calculations of total percentages of ownership for each person or group assume the exercise of options and warrants owned by that person or group to which the percentage relates pursuant to Rule 13d-3(d)(1)(i).

(3)	Amount includes 333,229 shares held by Charles Schwab & Co. Inc. as custodian for Mr. Freiheit, and 1,082,108 shares owned by members of Mr. Freiheit's family.
(4)
Amount includes 435,572 shares held by Pamplona, Inc., of which Mr. Landa is an officer, and 90,000 shares held by the spouse of Mr. Landa, Terry E. Landa; 150,000 shares held by DWC Holdings, LLC, of which Terry E. Landa is the manager; and 511,429 shares held by Auction Specialists, Inc., of which Mr. Landa is an officer.

Dividends

We have not paid dividends on our common stock during fiscal years ended December 31, 2008 and December 31, 2009, and we have no plans to pay dividends on the common stock in the foreseeable future, preferring to continue our policy of retaining earnings for reinvestment in its business, rather than paying cash dividends.

Prior Public Offerings

Paxton Energy has not made any underwritten public offerings of its common stock during the past three years.

Additional Information

We are subject to the information and reporting requirements of the Exchange Act, and in accordance with such laws we file with the SEC periodic reports, proxy statements and other information relating to our business, financial condition and other matters. We are required to disclose in these proxy statements filed with the SEC certain information, as of particular dates, concerning our directors and executive officers, their compensation, stock options granted to them, the principal holders of our securities and any material interest of such persons in transactions with us.

The reports, statements and other information (including any exhibits, amendments or supplements to such documents) we file may be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public without charge on the SEC’s website at www.sec.gov.

OTHER MATTERS

The board of directors knows of no other business which will be presented at the special meeting. If any other business is properly brought before the special meeting, proxies in the enclosed form will be voted in accordance with the judgment of the persons voting the proxies.

By Order of the Board of Directors

/s/ James E. Burden
JAMES E. BURDEN
Secretary

Annex A

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PAXTON ENERGY , INC.

PAXTON ENERGY, INC. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada (the “Corporation ”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED: That the Corporation’s Amended and Restated Certificate of Incorporation be amended by deleting Article IV in its entirety and replacing it with the following:

“ARTICLE IV

The Corporation is authorized to issue shares as follows:

 Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001. Each share of Common Stock shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of the stockholders.

Upon the effective time (the “Effective Time”) of the filing of this Certificate of Amendment, there shall be effected a 1-for-3 reverse stock split of the then outstanding shares of Common Stock; provided, however, that no fractional share of stock shall be permitted but shall be rounded up or down to the nearest whole number and, provided further, that no rounding down to zero shares shall be permitted but shall be rounded up to one share. Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”), shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified, and changed, subject to the elimination of fractional interests in shares of Common Stock as described above. The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Reverse Stock Split.

Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share, which initially shall be undesignated as to series. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 370 of Title 7, Chapter 78 of Nevada Revised Statues of the State of Nevada, at which meeting the necessary number of shares as required by applicable law were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 207 and 209 of Title 7, Chapter 78 of Nevada Revised Statues of the State of Nevada.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Paxton Energy, Inc., has caused this Certificate of Amendment to be executed by the undersigned, its authorized officers, on this ____ day of June, 2010.

Date	Charles F. Volk, Jr., Chief Executive Officer

Date	James E. Burden, Secretary

Annex B

CERTIFICATE OF AMENDMENT
TO
AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
PAXTON ENERGY, INC.

PAXTON ENERGY, INC. , a corporation organized and existing under and by virtue of the General Corporation Law of the State of Nevada (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST: That resolutions were duly adopted by the Board of Directors of the Corporation setting forth a proposed amendment to the Amended and Restated Certificate of Incorporation of the Corporation, and declaring said amendment to be advisable and recommended for approval by the stockholders of the Corporation. The resolution setting forth the proposed amendment is as follows:

NOW, THEREFORE, BE IT RESOLVED: That the Corporation’s Amended and Restated Certificate of Incorporation be amended by deleting Article IV in its entirety and replacing it with the following:

“ARTICLE IV

This Corporation is authorized to issue shares as follows:

Five Hundred Million (500,000,000) shares of Common Stock, par value $0.001. Each share of Common Stock shall entitle the holder thereof to one (1) vote on any matter submitted to a vote at a meeting of the stockholders.

Upon the effective time (the “Effective Time”) of the filing of this Certificate of Amendment, there shall be effected a 1-for-2.3 reverse stock split of the then outstanding shares of Common Stock; provided, however, that no fractional share of stock shall be permitted but shall be rounded up or down to the nearest whole number and, provided further, that no rounding down to zero shares shall be permitted but shall be rounded up to one share.   Each certificate that immediately prior to the Effective Time represented shares of Common Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Common Stock represented by the Old Certificate shall have been reclassified and changed, subject to the elimination of fractional interests in shares of Common Stock as described above. The authorized number of shares, and par value per share, of Common Stock shall not be affected by the Stock Split.

Ten Million (10,000,000) shares of Preferred Stock, par value $0.001 per share, which initially shall be undesignated as to series. Any Preferred Stock not previously designated as to series may be issued from time to time in one or more series pursuant to a resolution or resolutions providing for such issue duly adopted by the Board of Directors (authority to do so being hereby expressly vested in the Board of Directors). The Board of Directors is further authorized, subject to limitations prescribed by law, to fix by resolution or resolutions the designations, powers, preferences and rights, and the qualifications, limitations or restrictions thereof, of any wholly unissued series of Preferred Stock, including without limitation authority to fix by resolution or resolutions the dividend rights, dividend rate, conversion rights, voting rights, rights and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences of any such series, and the number of shares constituting any such series and the designation thereof, or any of the foregoing.

The Board of Directors is further authorized to increase (but not above the total number of authorized shares of the class) or decrease (but not below the number of shares of any such series then outstanding) the number of shares of any series, the number of which was fixed by it, subsequent to the issuance of shares of such series then outstanding, subject to the powers, preferences and rights, and the qualifications, limitations and restrictions thereof stated in the Certificate of Incorporation or the resolution of the Board of Directors originally fixing the number of shares of such series. If the number of shares of any series is so decreased, then the shares constituting such decrease shall resume the status which they had prior to the adoption of the resolution originally fixing the number of shares of such series.”

SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of the Corporation was duly called and held, upon notice in accordance with Section 370 of Title 7, Chapter 78 of Nevada Revised Statues of the General Corporation Law of the State of Nevada, at which meeting the necessary number of shares as required by applicable law were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of Sections 207 and 209 of Title 7, Chapter 78 of Nevada Revised Statues ____ of the General Corporation Law of the State of Nevada.

[Signatures appear on the following page.]

IN WITNESS WHEREOF, Paxton Energy, Inc., has caused this Certificate of Amendment to be executed by the undersigned, its authorized officers, on this ____ day of June, 2010.

Date	Charles F. Volk, Jr., Chief Executive Officer

Date	James E. Burden, Secretary

PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE SPECIAL MEETING OF STOCKHOLDERS OF

PAXTON ENERGY, INC.

TO BE HELD ON JUNE __, 2010

Know all Men by These Presents, that the undersigned stockholder of Paxton Energy, Inc., constitutes and appoints Charles F. Volk, Jr., James E. Burden and Clifford Henry or any of them, the attorneys and proxies of the undersigned with full power of substitution to vote for and in the name, place, and stead of the undersigned at the Special Meeting of the Stockholders of Paxton Energy, Inc., to be held at The Plaza Hotel and Conference Center, Sierra Room, 801 South Carson Street, Carson City, Nevada 89701 on June __, 2010, at 11:00 a.m. Pacific Standard Time, and at any adjournment thereof, upon the following matters (which are more fully explained in the accompanying Proxy Statement)

(Continued and to be marked, dated and signed, on the other side)

[name and address of agent]

Address Change/Comments (Mark the corresponding box on the reverse side)

▲  FOLD AND DETACH HERE  ▲

PAXTON ENERGY, INC.
INDEX TO FINANCIAL STATEMENTS

Page

Report of Independent Registered Public Accounting Firm	F-2

Balance Sheets – December 31, 2009 and 2008	F-3

Statements of Operations for the Years Ended December 31, 2009 and 2008, and for the
Cumulative Period from June 30, 2004 (Date of Inception) through December 31, 2009	F-4

Statements of Stockholders’ Equity (Deficit) for the Period from June 30, 2004 (Date of Inception)
through December 31, 2007 and for the Years Ended December 31, 2008 and 2009	F-5

Statements of Cash Flows for the Years Ended December 31, 2009 and 2008, and for the
Cumulative Period from June 30, 2004 (Date of Inception) through December 31, 2009	F-6

Notes to Financial Statements	F-7

HANSEN, BARNETT & MAXWELL, P.C.
A Professional Corporation	Registered with the Public Company
CERTIFIED PUBLIC ACCOUNTANTS	Accounting Oversight Board
5 Triad Center, Suite 750
Salt Lake City, UT 84180-1128
Phone: (801) 532-2200 Fax: (801) 532-7944 www.hbmcpas.com

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and the Shareholders
Paxton Energy, Inc.

We have audited the accompanying balance sheets of Paxton Energy, Inc. (an exploration-stage company) as of December 31, 2009 and 2008 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the years then ended and for the cumulative period from June 30, 2004 (date of inception) through December 31, 2009.  These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement.  The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting.  Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting.  Accordingly we express no such opinion.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Paxton Energy, Inc. (an exploration-stage company) as of December 31, 2009 and 2008, and the results of its operations and its cash flows for the years then ended and for the cumulative period from June 30, 2004 (date of inception) through December 31, 2009, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, the Company is in the exploration stage and during the years ended December 31, 2009 and 2008, incurred losses from operations and had negative cash flows from operating activities. As of December 31, 2009, the Company had a working capital deficiency of $1,367,168. The Company has accumulated a deficit of $8,083,231 from the date of inception through December 31, 2009. These conditions raise substantial doubt about the Company’s ability to continue as a going concern. Management's plans regarding these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HANSEN, BARNETT & MAXWELL, P.C.

Salt Lake City, Utah
April 14, 2010

PAXTON ENERGY, INC.
(AN EXPLORATION-STAGE COMPANY)
BALANCE SHEETS

	December 31,	December 31,
	2009	2008

ASSETS

Current Assets
Cash and cash equivalents	$4,026	$27,523
Receivable from attorney's trust account	668	77,478
Accounts receivable	-	4,076
Prepaid expenses and other current assets	8,828	10,410
Total Current Assets	13,522	119,487

Property and Equipment, net of accumulated depreciation	1,005	2,428

Oil and gas properties, using full cost accounting	587,886	587,886

Total Assets	$602,413	$709,801

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$259,068	$231,221
Accrued liabilities	27,287	6,750
Payable to Bayshore Exploration L.L.C.	91,699	79,903
Notes payable, less unamortized discount	225,000	199,194
Notes payable to related parties	105,000	75,000
Accrued registration right penalties and interest	672,636	560,947
Total Current Liabilities	1,380,690	1,153,015

Long-Term Liabilities
Long-term asset retirement obligation	36,217	34,520
Fair value of warrants	1,264	-
Total Long-Term Liabilities	37,481	34,520

Stockholders' Deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized, none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized, 23,586,139 shares issued and outstanding	23,586	23,586
Additional paid-in capital	7,243,887	7,243,887
Retained earnings (deficit)	-	(1,066,295)
Deficit accumulated during the exploration stage	(8,083,231)	(6,678,912)
Total Stockholders' Deficit	(815,758)	(477,734)

Total Liabilities and Stockholders' Deficit	$602,413	$709,801

The accompanying notes are an integral part of these financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION-STAGE COMPANY)
STATEMENTS OF OPERATIONS
			For the Period from
			June 30, 2004
	For the Years Ended		(Date of Inception)
	December 31,		through
	2009	2008	December 31, 2009

Oil and gas revenues, net	$17,581	$49,485	$347,600

Costs and Operating Expenses
Lease operating expenses	17,565	47,439	133,248
Impairment loss on oil and gas properties	30,296	2,077,351	3,847,192
Accretion of asset retirement obligations	1,697	3,159	7,911
General and administrative expense	155,804	236,147	1,737,962
Stock-based compensation	-	-	1,468,575
Total costs and operating expenses	205,362	2,364,096	7,194,888

Loss from operations	(187,781)	(2,314,611)	(6,847,288)

Other income (expense)
Interest income	-	368	63,982
Change in fair value of warrants	(756)	-	(1,264)
Gain on transfer of common stock from Bayshore Exploration, L.L.C.	-	24,000	24,000
Interest expense	(123,173)	(73,147)	(326,580)
Interest expense from amortization of discount on secured convertible notes and other debt	(25,806)	(12,903)	(996,081)
Total other income (expense)	(149,735)	(61,682)	(1,235,943)

Net Loss	$(337,516)	$(2,376,293)	$(8,083,231)

Basic and Diluted Loss Per Common Share	$(0.01)	$(0.10)

Basic and Diluted Weighted-Average Common Shares Outstanding	23,586,139	23,586,139

The accompanying notes are an integral part of these financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION-STAGE COMPANY)
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
For the Period from June 30, 2004 (Date of Inception) through December 31, 2007 and
For the Years Ended December 31, 2008 and 2009
					Deficit
					Accumulated	Total
			Additional	Retained	During the	Stockholders'
	Common Stock		Paid-In	Earnings	Exploration	Equity
	Shares	Amount	Capital	(Deficit)	Stage	(Deficit)

Balance - June 30, 2004 (Date of Inception)	-	$-	$-	$-	$-	$-

Stock-based compensation for services of founder,
June 2004, $0.01 per share	10,000,000	10,000	90,000	-	-	100,000

Issuance of shares for cash, June 2004,
$0.01 per share	5,000,000	5,000	45,000	-	-	50,000

Issuance of shares for cash, June 2005, $0.35 per
share, less offering costs of $14,188	442,516	443	140,250	-	-	140,693

Issuance of shares in connection with acquisition
of oil and gas property, June 2005, $0.75 per share	507,000	507	379,743	-	-	380,250

Stock-based compensation for services during 2005,
$0.35 per share	950,000	950	331,550	-	-	332,500

Issuance of shares to the chief executive officer
for 2005 compensation liability, January 2006,
$0.35 per share	350,000	350	122,150	-	-	122,500

Issuance of beneficial conversion features and
shares in conjunction with the issuance of secured
convertible notes and other debt, February 2006	223,800	224	967,244	-	-	967,468

Conversion of secured convertible notes into
shares, April 2006, $0.35 per share	2,625,723	2,625	916,375	-	-	919,000

Issuance of shares and 1,269,250 warrants for cash,
less offering and registration costs of $375,848 and
derivative liability of $1,467,704, April 2006,
$1.25 per share	2,452,100	2,452	1,219,121	-	-	1,221,573

Issuance of shares in connection with acquisition
of oil and gas properties, March 2006, $2.10 per
share	100,000	100	209,900	-	-	210,000

Issuance of shares in connection with acquisition
of oil and gas properties, June 2006, $2.35 per
share	300,000	300	704,700	-	-	705,000

Stock-based compensation for services, March
2006, $2.75 per share	25,000	25	68,725	-	-	68,750

Stock-based compensation for options granted,
July 2006	-	-	522,825	-	-	522,825

Reclassification of warrants subject to registration
payment arrangement from derivative liability,
October 1, 2006	-	-	1,067,704	-	-	1,067,704

Cumulative-effect adjustment of change in accounting
method for registration payment arrangements,
October 1, 2006	-	-	-	(1,066,295)	-	(1,066,295)

Stock-based compensation for services, August
to November 2007, $0.46 to $0.90 per share	610,000	610	443,890	-	-	444,500

Net loss	-	-	-	-	(4,302,619)	(4,302,619)

Balance - December 31, 2007	23,586,139	23,586	7,229,177	(1,066,295)	(4,302,619)	1,883,849

Common stock contributed to the Company by
Bayshore Exploration L.L.C., September 2008	(300,000)	(300)	(23,700)	-	-	(24,000)

Common stock contributed to the Company by
Chief Operating Officer, September 2008	(300,000)	(300)	300	-	-	-

Common stock issed in connection with the
issuance of notes payable, September 2008	600,000	600	38,110	-	-	38,710

Net loss	-	-	-	-	(2,376,293)	(2,376,293)

Balance - December 31, 2008, as previously reported	23,586,139	23,586	7,243,887	(1,066,295)	(6,678,912)	(477,734)

Cumulative effect of reclassification of warrants	-	-	-	1,066,295	(1,066,803)	(508)

Balance - January 1, 2009, as adjusted	23,586,139	23,586	7,243,887	-	(7,745,715)	(478,242)

Net loss	-	-	-	-	(337,516)	(337,516)

Balance - December 31, 2009	23,586,139	$23,586	$7,243,887	$-	$(8,083,231)	$(815,758)

The accompanying notes are an integral part of these financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION-STAGE COMPANY)
STATEMENTS OF CASH FLOWS
			For the Period from
			June 30, 2004
	For the Years Ended		(Date of Inception)
	December 31,		through
	2009	2008	December 31, 2009

Cash Flows From Operating Activities
Net loss	$(337,516)	$(2,376,293)	$(8,083,231)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment loss on oil and gas properties	30,296	2,077,351	3,847,192
Stock-based compensation for services	-	-	1,468,575
Interest expense from amortization of discount on secured convertible notes and other debt	25,806	12,903	996,081
Gain on transfer of common stock from Bayshore Exploration, L.L.C.	-	(24,000)	(24,000)
Accretion of asset retirement obligations	1,697	3,159	7,911
Depreciation expense	1,423	1,499	4,158
Change in fair value of warrants	756	-	1,264
Changes in assets and liabilities:
Accounts receivable	4,076	31,229	16,818
Prepaid expenses and other current assets	1,582	5,718	(8,828)
Accounts payable and accrued liabilities	29,884	11,400	410,454
Accrued registration rights penalties and interest	111,689	60,738	264,858
Net Cash Used In Operating Activities	(130,307)	(196,296)	(1,098,748)

Cash Flows From Investing Activities
Acquisition of oil and gas properties	-	(39,776)	(1,916,515)
Purchase of property and equipment	-	(1,137)	(5,163)
Net Cash Used In Investing Activities	-	(40,913)	(1,921,678)

Cash Flows From Financing Activities
Proceeds from the issuance of common stock, net of registration and offering costs	-	-	2,879,970
Proceeds from issuance of secured convertible notes and other debt, and related beneficial conversion features and common stock, less amounts held in attorney's trust account	76,810	147,522	854,332
Proceeds from related parties for issuance of secured convertible notes and other debt, and related beneficial conversion features and common stock	30,000	75,000	180,000
Payment of payable to Bayshore Exploration L.L.C.	-	(75,000)	(489,600)
Payment of principal on notes payable to stockholder	-	-	(325,000)
Payment of principal on note payable	-	-	(75,250)
Net Cash Provided By Financing Activities	106,810	147,522	3,024,452
Net Increase (Decrease) In Cash And Cash Equivalents	(23,497)	(89,687)	4,026
Cash and Cash Equivalents At Beginning Of Period	27,523	117,210	-
Cash and Cash Equivalents At End Of Period	$4,026	$27,523	$4,026

     Supplemental Schedule of Noncash Investing and Financing Activities – Note 11

The accompanying notes are an integral part of these financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 1 – ORGANIZATION AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Organization and Nature of Operations – Paxton Energy, Inc. (the “Company”) was organized under the laws of the State of Nevada on June 30, 2004.  During August 2004, shareholder control of the Company was transferred, a new board of directors was elected and new officers were appointed.  During June 2005, the Company commenced acquiring working interests in oil and gas properties principally located in the Cooke Ranch prospect in LaSalle County, Texas.  The Company is engaged primarily as a joint interest owner with Bayshore Exploration L.L.C. (Bayshore) in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas.  Through December 31, 2009, the Company has participated in drilling ten wells.  Additionally, the Company owns a working interest in the 8,843-acre balance of the Cooke Ranch prospect and has the right to participate in a program to acquire up to a 75% working interest in leases adjacent to the Cooke Ranch prospect, where, to date, the Company has acquired an interest in leases on approximately 2,268 gross acres.  The Company is considered to be in the exploration stage due to the lack of significant revenues. Bayshore is sufficiently capitalized such that it is not a variable interest entity.  As further discussed below under “Business Condition”, on March 17, 2010, the existing members of the Company’s board of directors  resigned, new members were appointed to the board of directors, and managerial control of the Company was transferred to new management.

Business Condition – The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not had significant revenue and is still considered to be in the exploration stage.   The Company incurred losses of $337,516 and $2,376,293 during the years ended December 31, 2009 and 2008, respectively, and used $130,307 and $196,296 of cash in its operating activities during the years ended December 31, 2009 and 2008, respectively.  Through December 31, 2009, the Company has accumulated a deficit during the exploration stage of $8,083,231.  At December 31, 2009, the Company has a working capital deficit of $1,367,168, including current liabilities of $1,380,690.  The current liabilities are composed of accrued registration right penalties and interest of $672,636, notes payable of $330,000, accounts payable and accrued liabilities of $286,355, and payables to Bayshore of $91,699. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

As discussed above, the existing members of the Company’s board of directors resigned on March 17, 2010 and new members were appointed.  The plans of the new board of directors include the following:

•	Commence the placement of unsecured convertible promissory notes to raise up to $300,000 for the payment of transaction expenses and providing of working capital.

•	Pay accrued interest on all outstanding notes payable through January 31, 2010 and obtain the extension of the due date of those notes to August 31, 2010.

•	Convert the substantial majority of accrued registration right penalties and interest into common stock at an exchange rate of $0.05 per share.

•	Convert all outstanding options and warrants to purchase 1,644,250 shares of common stock into 1,644,250 shares of common stock.

•	Issue 600,000 shares of common stock to two nominees to become members of the board of directors.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

•	With shareholder approval, consummate a reverse stock split that will result in a total of 10,000,000 post-split shares of common stock.

•
Upon completion of this restructuring as described above, issue 62,700,000 shares of post-split shares of common stock to one of the new members of the board of directors in consideration of his transfer to the Company of producing and non-producing oil and gas properties with a minimum net tangible worth of $2,000,000 and an annual net cash flow of $1,000,000.

•	Commence the placement of secured convertible promissory notes to raise up to $1,000,000 for the acquisition of oil and gas properties and providing of working capital.

•
Issuance of 3,300,000 post-split shares of common stock to an investment banker for services provided in connection with these placements of convertible promissory notes and other services related to this change of control.

•
Issuance of 1,250,000 post-split shares of the Company common stock to former management and 250,000 post-split shares to an advisor as compensation for services in connection with this change of control.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities, and the reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The carrying value of oil and gas properties is particularly susceptible to change in the near term.  Changes could occur from obtaining additional information regarding its fair value.

Property and Equipment – Property and equipment consist of office equipment.  Useful lives range from 3-5 years.  Depreciation is charged to operations on a straight-line basis.  Property and equipment consisted of the following at December 31, 2009 and 2008:

	2009	2008

Office equipment	$5,163	$5,163
Less accumulated depreciation	(4,158)	(2,735)

Property and equipment, net	$1,005	$2,428

Depreciation expense was $1,423 and $1,499 for the years ended December 31, 2009 and 2008, respectively.

Oil and Gas Properties – The Company follows the full cost method of accounting for oil and gas properties.  Under this method, all costs associated with acquisition, exploration, and development of oil and gas reserves, including directly related overhead costs and related asset retirement costs, are capitalized.  Costs capitalized include acquisition costs, geological and geophysical expenditures, lease rentals on undeveloped properties, and costs of drilling and equipping productive and nonproductive wells.  Drilling costs include directly related overhead costs.  Capitalized costs are categorized either as being subject to amortization or not subject to amortization.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

All capitalized costs of oil and gas properties, including the estimated future costs to develop proved reserves, will be amortized, once proved reserves are determined to exist, on the unit-of-production method using estimates of proved reserves.  The Company has not yet obtained a reserve report because the properties are considered to be in the exploration stage, management has not completed an evaluation of the properties and the properties have had limited oil and gas exploration and production.  At December 31, 2009, there were no capitalized costs subject to amortization. Investments in unproved properties and major development projects are not amortized until proved reserves associated with the projects can be determined or until impairment occurs.  If the results of an assessment indicate that the properties are impaired, the amount of the impairment is added to the capitalized costs to be amortized.  Until properties subject to amortization are identified, the amount of impairment is charged to operations.

In addition, the capitalized costs are subject to a “ceiling test,” which basically limits such costs to the aggregate of the “estimated present value,” based on the projected future net revenues from proved reserves, discounted at 10% per annum to present value of future net revenues from proved reserves, based on current economic and operating conditions, plus the lower of cost or fair market value of unproved properties.

The Company has performed evaluations of its oil and gas properties during the years ended December 31, 2009 and 2008, including as of December 31, 2009.  As a result of these evaluations, management noted that estimated future cash flows associated with the producing wells were not sufficient to realize the capitalized costs relating to the leasehold interests at December 31, 2009 or at December 31, 2008.  The Company has also considered the current market conditions in the evaluation of the properties for impairment.  Based on these evaluations, the Company recognized an impairment loss on its oil and gas properties in the amounts of $30,296 and $2,077,351 during the years ended December 31, 2009 and 2008, respectively.

Sales of proved and unproved properties are accounted for as adjustments of capitalized costs with no gain or loss recognized, unless such adjustments would significantly alter the relationship between capitalized costs and proved reserves of oil and gas, in which case the gain or loss is recognized in the results of operations.  Abandonments of properties are accounted for as adjustments of capitalized costs with no loss recognized.

Impairment of Long-Lived Assets – Long-lived assets, such as oil and gas properties and property and equipment, are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value of an asset may not be recoverable.  Recoverability is measured by a comparison of the carrying amount of an asset or asset group to estimated future undiscounted net cash flows of the related asset or group of assets over their remaining lives.  If the carrying amount of an asset exceeds its estimated future undiscounted cash flows, an impairment charge is recognized for the amount by which the carrying amount exceeds the estimated fair value of the asset.  Impairment of long-lived assets is assessed at the lowest levels for which there are identifiable cash flows that are independent of other groups of assets.  The impairment of long-lived assets requires judgments and estimates.  If circumstances change, such estimates could also change.

Revenue Recognition – All revenues are derived from the sale of produced crude oil and natural gas.  Revenue and related production taxes and lease operating expenses are recorded in the month the product is delivered to the purchaser.  Payment for the revenue, net of related taxes and lease operating expenses, is received from the operator of the well approximately 45 days after the month of delivery.  Accounts receivable are stated at the amount management expects to collect.  Management provides for probable uncollectible amounts through a charge to earnings and a credit to an allowance based on its assessment of the collectibility of the receivable.  At December 31, 2009 and 2008, no allowance for doubtful accounts was deemed necessary.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Stock-Based Compensation - The Company recognizes compensation expense for stock-based awards expected to vest on a straight-line basis over the requisite service period of the award based on their grant date fair value.  The Company estimates the fair value of stock options using a Black-Scholes option pricing model which requires management to make estimates for certain assumptions regarding risk-free interest rate, expected life of options, expected volatility of stock and expected dividend yield of stock.

Income Taxes – Provisions for income taxes are based on taxes payable or refundable and deferred taxes.  Deferred taxes are provided on differences between the tax bases of assets and liabilities and their reported amounts in the financial statements and tax operating loss carryforwards.  Deferred tax assets and liabilities are included in the financial statements at currently enacted income tax rates applicable to the period in which the deferred tax assets and liabilities are expected to be realized or settled.  As changes in tax laws or rates are enacted, deferred tax assets and liabilities are adjusted through the provision for income taxes.  Assets and liabilities are established for uncertain tax positions taken or positions expected to be taken in income tax returns when such positions are judged to not meet the “more-likely-than-not” threshold based on the technical merits of the positions. Estimated interest and penalties related to uncertain tax positions are included as a component of general and administrative expense.

Cash Equivalents – The Company considers all highly liquid investments having an original maturity of three months or less to be cash equivalents.

Basic and Diluted Loss per Common Share – Basic loss per share amounts are computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period.  Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents.  All outstanding stock options and warrants are currently antidilutive and have been excluded from the diluted loss per share calculations.  None of the 1,644,250 shares of common stock issuable upon exercise of options and warrants were included in the computation of diluted loss per share during the years ended December 31, 2009 or 2008.

Concentrations of Risk – The Company’s operations to date have exclusively been concentrated in the exploration and development of oil and gas properties, principally in La Salle County, Texas.  Substantially all oil and gas properties have been acquired through agreements with Bayshore Exploration L.L.C., which acquires and sells interests in the leaseholds, sells participation interests in the leaseholds and wells, and manages the exploration and development as operator of the properties.  All revenue through December 31, 2009, and all of the accounts receivable at December 31, 2009 and 2008, have been from the operator of the wells in production, which is Bayshore Exploration, L.L.C.

Fair Values of Financial Instruments – The carrying amounts reported in the balance sheets for accounts receivable, receivable from attorney’s trust account, accounts payable, payable to Bayshore Exploration, L.L.C., notes payable, notes payable to related parties, accrued liabilities, accrued registration right penalties and interest approximate fair value because of the immediate or short-term maturity of these financial instruments.  The asset retirement obligation is stated at fair value computed using a discount rate that approximates the current market rate.  The fair value of certain warrants is determined using the Black-Scholes option pricing model.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Subsequent Events – The Company has evaluated subsequent events through April 14, 2010, the date these financial statements were available to be issued.  See Note 12 to these financial statements for a description of events occurring subsequent to December 31, 2009.

Recent Accounting Pronouncements – In December 2008, the Securities and Exchange Commission (SEC) announced that it had approved revisions to modernize the oil and gas reserve reporting disclosures.  The Company is still in the exploration stage and has not yet obtained a study of oil and gas reserves or determined that any proved oil or gas reserves exist.  Accordingly, the Company has not presented oil and gas reserve reporting disclosures.  At such time as the Company obtains a study of oil and gas reserves, it will make the required reserve reporting disclosures in accordance with the modernized reporting requirements prescribed by the SEC.

In June 2009, the Financial Accounting Standards Board (FASB) issued changes to the accounting for variable interest entities.  These changes require a qualitative approach to identifying a controlling financial interest in a variable interest entity (VIE), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. These changes are effective for annual reporting periods beginning after November 15, 2009. These changes are not expected to have a material impact on the Company’s current financial statements.  However, these changes could impact the accounting for controlling financial interests in a VIE that the Company may acquire in the future.

In October 2009, the FASB issued a new accounting standard which amends guidance on accounting for revenue arrangements involving the delivery of more than one element of goods and/or services. This standard addresses the unit of accounting for arrangements involving multiple deliverables and removes the previous separation criteria that objective and reliable evidence of fair value of any undelivered item must exist for the delivered item to be considered a separate unit of accounting. This standard also addresses how the arrangement consideration should be allocated to each deliverable. Finally, this standard expands disclosures related to multiple element revenue arrangements. This standard is effective for the Company beginning January 1, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

NOTE 2 – OIL AND GAS PROPERTIES

During 2005, the Company commenced participation in oil and gas exploration and development activities with Bayshore in La Salle County, Texas.  During 2005, the Company acquired from Bayshore a 31.75% working interest (23.8125% net revenue interest) in the Cooke Ranch prospect, consisting of approximately 8,883 acres.  Drilling of the Cooke No. 3 well was completed in November 2005 and drilling of the Cartwright No. 1 well was commenced in 2005.

During 2006, the Company entered into an agreement with Bayshore to acquire a 50% working interest in approximately 3,200 acres of oil and gas leases and oil and gas lease options located in La Salle County, Texas, for the purpose of oil and gas exploration and production.  The Company was also granted an option to increase its working interest in the leases to 75% within 90 days of the date of the agreement, on the same terms and conditions.  On June 13, 2006, the Company exercised its option to increase its working interest to 75% (56.25% net revenue interest). To date, the Company has acquired a 75%working interest in approximately 2,268 gross acres.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Additionally during 2006, the Company entered into a Joint Exploration Agreement with Bayshore covering the 8,883 acres of the Cooke Ranch prospect. The Exploration Agreement provides for the Company and Bayshore to join together for the purpose of drilling exploratory wells and performing studies of the Cooke Ranch prospect acreage and acquiring additional prospective oil and gas properties on which to explore for, develop, and produce oil and gas.

During 2006, the Company participated in the drilling of an additional five wells and the completion of the Cartwright No. 1.  Four of these wells, the Cooke No. 2, the Cooke No. 4, the Cooke No. 5, and the Cartwright No. 2 wells, are in the Cooke Ranch prospect.  One additional well, the McDermand No. 1 well, was in process of being drilled at December 31, 2006 in participation with Howard Exploration in Jefferson County, Texas.  Of the wells drilled during 2006, the Cooke No. 4 and the Cartwright No. 2 wells were dry, and were plugged and abandoned.

During 2007, the Company participated in drilling two additional wells and the evaluation of the McDermand No. 1.  The McDermand No. 1 well was drilled to total depth, was determined to be dry, and was plugged and abandoned.  In January 2007, the Fiedler No. 1 well was drilled on acreage outside of Cooke Ranch in which the Company has an interest.  The Company conveyed its 75% interest in the Fiedler No. 1 40-acre drilling location to Bayshore, subject to the Company’s right to earn an 18.75% working interest by paying for its share of completion costs.  Bayshore obtained drilling funding from other sources for 100% of the costs of drilling to total depth.  The Company exercised its right to earn an 18.75% working interest and paid its share of completion costs in February 2007.  The Fiedler well commenced production in July 2007.  In September 2007, drilling of the Cooke No. 6 was completed.  The Company has a 31.75% working interest in the Cooke No. 6 well.

During 2008, Bayshore entered into a lease of 220 acres in LaSalle County, Texas within the area of mutual interest covered by the Exploration Agreement dated March 1, 2006.  The Company exercised its right to purchase it proportionate share (31.75%) of that lease and paid Bayshore $17,463 for the Company’s share of the lease bonus and related expenses.  In connection with that new lease, the Company entered into a participation in a farm out whereby the Company retained approximately a 4% fully carried working interest in the Cartwright No. 3 well drilled on the new lease by third parties.

In accordance with an amendment to the Exploration Agreement, the Company sold a 21.75% working interest in the Cooke No. 6 well effective September 1, 2008 for $164,993 and the proceeds were applied directly against the Company’s liability to Bayshore.  The proceeds from the sale of the working interest were applied to reduce the carrying value of oil and gas properties, and no gain or loss was recognized on the sale.  Additionally, from the proceeds of the issuance of notes payable described in Note 3 to these financial statements, the Company paid Bayshore $75,000 against the Company’s liability to Bayshore and Bayshore delivered to the Company 300,000 shares of restricted common stock.

In December 2008, the Fiedler No. 1 well was sold for salvage and the Company’s portion of the proceeds ($16,406) was applied against its liability to Bayshore.

During the year ended December 31, 2009, costs totaling $30,296 were incurred in connection with the recompletion of the Cooke No. 3 well.  The costs were capitalized, but deemed impaired.

At December 31, 2009, four wells (Cooke No. 2, Cooke No. 3, Cooke No. 6, and Cartwright No. 3) were producing and two wells (Cooke No. 5 and Cartwright No. 1) are shut in awaiting further evaluation.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

As described above, the Company has principally conducted its drilling operations in the Cooke Ranch prospect.  At December 31, 2009, given that the Company is still considered to be in the exploration stage, a determination has not been made about the extent of oil reserves that should be classified as proved reserves.  Consequently, the oil and gas properties have not been subjected to amortization of the full cost pool.

During 2006, the Company determined that capitalized costs for wells drilled were in excess of the present value of estimated future cash flows from those wells.  As a result, the Company recognized an impairment loss in the amount of $1,739,545 during the year ended December 31, 2006.  During 2008, the Company again determined that capitalized costs for wells drilled were in excess of the present value of estimated future cash flows from those wells.  As a result, the Company recognized additional impairment of $1,400,951 on wells drilled during the year ended December 31, 2008, reducing their carrying value to zero at December 31, 2008.  Other oil and gas properties, including leasehold interest costs, exploration agreement costs, and geological and geophysical costs, are carried at the lower cost or fair market value.  During the year ended December 31, 2008, management evaluated the carrying value of these other oil and gas properties and recognized impairment of $676,400, reducing their carrying value to $587,886, which reflects management’s judgment of the current fair value of leases for similar properties.  During the year ended December 31, 2009, costs totaling $30,296 related to the recompletion of the Cooke No. 3 well were capitalized, but deemed impaired.

At December 31, 2009 and 2008, oil and gas properties, net of impairment losses recognized, consist of the following:

	2009	2008

Drilling and exploration costs (unproved properties)	$-	$-
Leasehold interest costs	505,663	505,663
Exploration agreement cost	1,200	1,200
Geological and geophysical costs	81,023	81,023

	$587,886	$587,886

NOTE 3 – NOTES PAYABLE

In connection with the amendment of the Exploration Agreement, as discussed in Note 2 to these financial statements, or in anticipation of the issuance of the promissory notes discussed below, Bayshore and the Chief Operating Officer of the Company each transferred 300,000 shares of the Company’s common stock to certain noteholders as an inducement to make loans to the Company. The shareholders of the Company suffered no dilution by reason of the transaction.  For accounting purposes only, the transaction was treated as if the shares were first contributed to the Company by the principal shareholders and then reissued to the noteholders. The Company did not issue any rights or consideration to the Chief Operating Officer and therefore recognized the 300,000 shares received from him at no value. The common stock contributed to the Company by Bayshore was recognized as a concession from a creditor, was valued at its fair value of $24,000, or $0.08 per share, and, since the liability to Bayshore was not increased, the concession was recognized a $24,000 gain from the transfer of the common stock from Bayshore.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

On September 3, 2008, the Company issued $200,000 of secured promissory notes and 600,000 shares of common stock, as described above, to three individuals. All of these noteholders are unaffiliated with the Company.  The proceeds were allocated to the promissory notes and to the common stock issued based on their relative fair values. The resulting allocation was $161,290 to the promissory notes and $38,710 to the common stock. The allocation resulted in a $38,710 discount to the promissory notes, which has been amortized as a non-cash charge to interest expense over the term of the promissory notes based on effective interest rate of 35.2%. At December 31, 2009 and 2008, the balance of the unamortized discount was $0 and $25,806, respectively. On September 3, 2008, the Company also issued a $25,000 secured promissory note to a shareholder and consultant to the Company and issued $75,000 of secured promissory notes to two individuals who are relatives of the Company’s Chief Executive Officer. All of the promissory notes bear interest at 12% per annum, payable monthly.  The promissory notes were due September 1, 2009 and are secured by all of the assets of the Company.  Interest has been paid on these notes through April 30, 2009, but interest has not been paid since that date.  As of December 31, 2009, the Company owes $24,000 in accrued interest on these notes, which is included in accrued liabilities in the accompany balance sheet.  The notes matured on September 1, 2009 and have not been paid.  Both the non-payment of interest and the Company’s failure to repay the notes when they matured constitute events of default under the notes.  Upon the occurrence of an event of default, the noteholders have the right to exercise their rights under the security agreement associated with the notes.  These rights include, among other things, the right to foreclose on the collateral if necessary.  With the change in management control in March 2010, accrued interest on these notes was paid through January 31, 2010 and the due dates of the promissory notes were extended to August 31, 2010.

The $300,000 of proceeds were deposited into the escrow account of an attorney. During the year ended December 31, 2008, $140,000 of the proceeds was disbursed to reduce liabilities payable to Bayshore and to others, $17,463 was paid to Bayshore for an interest in an oil and gas lease, $60,000 was disbursed to the Company for working capital, and $5,059 was paid for escrow and other fees. At December 31, 2008, $77,478 of the proceeds remained in the attorney’s trust account.  During the year ended December 31, 2009, $45,750 of the proceeds held in the attorney’s trust account was disbursed to reduce liabilities payable to Bayshore and to others, $31,000 was disbursed to the Company for working capital, and $60 was paid for other fees. At December 31, 2009, $668 remained in the attorney’s trust account.  The amounts held in the attorney’s trust account are not restricted and are available to the Company; therefore, the transactions have been reflected at their gross amounts in the statements of cash flows.

Between July 9, 2009 and December 31, 2009, the Company’s two officers and directors loaned the Company a total of $30,000 to provide working capital for the immediate needs of the Company.  These notes bear interest at 12%, are not collateralized, and were due December 30, 2009.  With the change in management control in March 2010, accrued interest on these notes was paid through January 31, 2010 and the due dates of the promissory notes were extended to August 31, 2010.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

Notes payable consisted of the following at December 31, 2009 and 2008:

	2009	2008

$200,000 Notes payable; bearing interest at 12% per annum payable monthly; due September 1, 2009; secured by all of the assets of the Company; less $0 and $25,806, respectively, of unamortized
discount based on an imputed interest rate of 35.2%	$200,000	$174,194

Note payable; bearing interest at 12% per annum payable monthly;
due September 1, 2009; secured by all of the assets of the Company	25,000	25,000

Total Notes Payable	$225,000	$199,194

Notes payable to related parties; bearing interest at 12% per annum payable monthly; due September 1, 2009; secured by all of the
assets of the Company	$75,000	$75,000

Notes payable to related parties; bearing interest at 12% per annum
payable at maturity; due December 30, 2009; unsecured	30,000	-

Total Notes Payable to Related Parties	$105,000	$75,000

NOTE 4 –  REGISTRATION RIGHTS AGREEMENT

On April 27, 2006, the Company issued 2,452,100 shares of common stock and warrants to purchase 1,226,050 shares of common stock for a period of five years at $3.00 per share in a private placement offering for cash in the amount of $3,065,125, or $1.25 per share.  The Company also issued 43,200 warrants to the placement agent that are exercisable on similar terms.  In connection with the offering, the Company entered into a registration rights agreement (referred to herein as a registration payment arrangement) that, among other matters, provided that if the Company failed to file a registration statement by June 30, 2006, and failed to meet certain other deadlines until the registration statement was declared effective, the Company would be liable for the payment of partial liquidated damages to the investors of 1% per month (up to a maximum of 18% or $551,723) based on the proceeds of the offering. As of December 31, 2008, the total recorded liability for the accrued registration rights penalties and interest was $560,947, which included accrued interest of $126,481.  During the year ended December 31, 2009, the Company recognized additional registration rights penalties totaling $25,503 related to certain rights that had previously been waived, but are now expected to be settled in the same manner as the remaining rights.  As of December 31, 2009, the total recorded liability for the accrued registration rights penalties and interest was $672,636, which includes accrued interest of $212,867.

NOTE 5 –  ASSET RETIRMENT OBLIGATION

An asset retirement obligation is recognized in the period in which it is incurred if a reasonable estimate of fair value can be made.  The current asset retirement obligation represents the fair value of the obligation to the Company for shutting in the associated wells as determined using an expected cash flow approach with a credit-adjusted risk-free rate between 8.50% and 13.5%. The associated asset retirement costs are capitalized as part of the carrying amount of oil and gas properties and subsequently allocated to expense using the same method as used for oil and gas properties. Accretion expense is recorded in each subsequent period to recognize the changes in the liability for an asset retirement obligation either over the passage of time or due to revisions to the amount of the original estimate of undiscounted cash flows. The Company uses the designated credit-adjusted risk-free interest rate to calculate the increase in liability due to the passage of time.  During the years ended December 31, 2009 and 2008, the Company recognized $1,697 and $3,159, respectively, of accretion expense under this interest method.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

The reconciliation of the asset retirement obligation for the years ended December 31, 2009 and 2008 is as follows:

Balance at December 31, 2007	$35,076
Liabilities incurred	748
Accretion expense	3,159
Disposal of interests in wells	(4,463)

Balance at December 31, 2008	34,520
Liabilities incurred	-
Accretion expense	1,697

Balance at December 31, 2009	$36,217

NOTE 6 – FAIR VALUE OF WARRANTS

Effective January 1, 2009 the Company adopted the provisions of new accounting standards related to embedded derivatives, which apply to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by the accounting standards related to derivatives and hedging, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. As a result of adopting these provisions, warrants to purchase 1,269,250 of the Company’s common stock previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment.  These warrants have an exercise price of $3.00 and expire in April 2011.  These warrants have full ratchet antidilution provisions which provide for the reset of the exercise price of the warrants if, among other things, the Company sells common stock or grants options to purchase common stock at a price per share less than the exercise price of the warrants.  These reset provisions resulted in derivative treatment under the new accounting standards.  As such, effective January 1, 2009 the Company reclassified the fair value of these common stock purchase warrants, which have exercise price reset features, from equity to liability status as if these warrants were treated as a derivative liability since their date of issue in April 2006. On January 1, 2009, the Company recorded, as a cumulative effect adjustment, $508 to deficit accumulated during the exploration stage to recognize the fair value of such warrants on such date and reclassified the effects of prior accounting for the warrants in the amount of $1,066,295 from retained earnings (deficit) to deficit accumulated during the exploration stage. The fair value of these common stock purchase warrants increased to $1,264 as of December 31, 2009. As such, the Company recognized a loss from the change in fair value of these warrants of $756 for the year ended December 31, 2009.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

These common stock purchase warrants were initially issued in connection with our April 2006 issuance of 2,452,100 shares of common stock. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants will be recognized currently in results of operations until such time as the warrants are exercised or expire. These common stock purchase warrants do not trade in an active securities market, and as such, we estimate the fair value of these warrants using the Black-Scholes option pricing model using the following assumptions:

	December 31, 2009	January 1, 2009

Risk free interest rate	0.68%	0.84%
Expected life	1.3 Years	2.3 Years
Dividend yield	-	-
Volatility	306%	140%

Expected volatility is based primarily on historical volatility. Historical volatility was computed using weekly pricing observations for recent periods consistent with the expected life of the warrants.  Management believes this method produces an estimate that is representative of expectations of future volatility over the expected term of these warrants. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities with a term consistent with the remaining terms of the warrants.

NOTE 7 – FAIR VALUE MEASUREMENTS

For asset and liabilities measured at fair value, the Company uses the following hierarchy of inputs:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Liabilities measured at fair value on a recurring basis at December 31, 2009 are summarized as follows:

	Level 1	Level 2	Level 3	Total

Fair value of warrants	$-	$1,246	$-	$1,246

There were no liabilities measured at fair value at December 31, 2008.  As further described in Note 6, the fair value of warrants was determined using the Black-Scholes option pricing model.

Assets measured at fair value on a non-recurring basis at December 31, 2009 and at December 31, 2008 are summarized as follows:

	Level 1	Level 2	Level 3	Total

Oil and gas properties	$-	$-	$587,886	$587,886

At December 31, 2009 and 2008, the Company determined that capitalized costs for wells drilled were in excess of the present value of estimated future cash flows from those wells.  As a result, the Company recognized  impairment on wells drilled, reducing their carrying value to zero at December 31, 2009 and 2008.  Other oil and gas properties, including leasehold interest costs, exploration agreement costs, and geological and geophysical costs, are carried at the lower cost or fair market value.  At December 31, 2008, management reduced their carrying value to $587,886, which reflects management’s judgment of the current fair value of leases for similar properties at both December 31, 2009 and 2008.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 8 – RELATED PARTY TRANSACTIONS

In connection with the acquisition of oil and gas properties and the rendering of services to the Company during the years ended December 31, 2006 and 2005, common stock was issued to Bayshore Exploration L.L.C. (Bayshore) or its owners, who are now shareholders of the Company.  The Company is engaged as a joint interest owner with Bayshore in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas.  Commencing August 2007, Bayshore became the operator on the completed wells.  For the years ended December 31, 2009 and 2008, Bayshore was paid or was entitled to receive cash payments of $30,296 and $101,344, respectively, in connection with the acquisition and development of oil and gas properties.  At December 31, 2009 and 2008, the Company has a liability to Bayshore in the amount of $91,699 and $79,903, respectively, for unpaid costs in connection with the acquisition, development, and operation of oil and gas properties.

NOTE 9 – STOCK OPTIONS AND WARRANTS

The Company accounts for stock options generally accepted accounting standards that require the recognition of the cost of employee services received in exchange for an award of equity instruments in the financial statements and is measured based on the grant date fair value of the award. These standards also require the stock option compensation expense to be recognized over the period during which an employee is required to provide service in exchange for the award (the vesting period), net of estimated forfeitures.  The estimation of forfeitures requires significant judgment, and to the extent actual results or updated estimates differ from the current estimates, such resulting adjustments are recorded in the period estimates are revised.  No income tax benefit has been recognized for stock-based compensation arrangements and no compensation cost has been capitalized in the balance sheet.  The Company did not grant any stock options during either of the years ended December 31, 2009 or 2008.

A summary of stock option and warrant activity for the years ended December 31, 2009 and 2008 is presented below:

			Weighted
		Weighted	Average
	Options	Average	Remaining	Aggregate
	and	Exercise	Contractual	Intrinsic
	Warrants	Price	Life	Value

Outstanding at December 31, 2007	1,644,250	$3.00	3.4 years	$-
Granted	-	-

Outstanding at December 31, 2008	1,644,250	3.00	2.4 years	$-
Granted	-	-

Outstanding at December 31, 2009	1,644,250	$3.00	1.4 years	$-

Exercisable at December 31, 2009	1,644,250	$3.00	1.4 years	$-

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 10 – INCOME TAXES

Deferred income taxes reflect the net tax effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes and operating loss carryforwards.  The significant components of net deferred tax assets and liabilities were as follows at December 31, 2009 and 2008:

	2009	2008

Deferred tax asset - Operating loss carry forwards	$1,686,695	$1,628,900
Oil and gas properties	544,046	494,987
Stock-based compensation	177,761	177,761
Other differences	758	(7,247)
Valuation allowance	(2,409,260)	(2,294,401)

Net Deferred Tax Asset	$-	$-

The valuation allowance increased by $114,859 for the year ended December 31, 2009.  The valuation allowance increased by $815,894 from operations and decreased by $13,161 from the effects of the issuance of notes payable at a discount for the year ended December 31, 2008.

The following is a reconciliation of the income tax benefit computed at the statutory federal rate of 34% to income tax expense included in the accompanying financial statements for the years ended December 31, 2009 and 2008:

	2009	2008

Income tax benefit at statutory rate	$(114,755)	$(807,940)
Gain on transfer of common stock from Bayshore	-	(8,160)
Other non-deductible expenses and adjustments	(104)	206
Change in valuation allowance	114,859	815,894

Income Tax Expense	$-	$-

As of December 31, 2009, the Company has operating loss carryforwards of approximately $4,960,000.  The operating losses expire, if not used, from 2025 through 2029.  The utilization of the net operating losses are dependent upon the tax laws in effect at the time such losses can be utilized. A significant change of ownership control of the Company could cause the utilization of net operating losses to be limited.

The Company files tax returns in the U.S. Federal jurisdiction and in the state of Texas.  The Company is no longer subject to U.S. federal tax examinations for tax years before and including December 31, 2006.  During the years ended December 31, 2009 and 2008, the Company did not recognize interest and penalties.

PAXTON ENERGY, INC.
(AN EXPLORATION STAGE COMPANY)
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2009 AND 2008

NOTE 11 – SUPPLEMENTAL CASH FLOW INFORMATION

During the year ended December 31, 2009, the Company had the following noncash investing and financing activities:

•	Of the transactions with Bayshore during the year ended December 31, 2009, $30,296 was financed by Bayshore on open account.

During the year ended December 31, 2008, the Company had the following noncash investing and financing activities:

•	Of the transactions with Bayshore during the year ended December 31, 2008, $61,569 was financed by Bayshore on open account.

•
During the year ended December 31, 2008, the Company and Bayshore negotiated a reduction of the amounts owed to Bayshore on the original drilling costs and the remaining liability on the Cooke No. 3 well by $97,760.

•
During the year ended December 31, 2008, the Company sold a 21.75% working interest in the Cooke No. 6 well and 18.75% working interest in the Fiedler No. 1 well through Bayshore, and the proceeds of $181,399 were applied directly against the Company’s liability to Bayshore.

•	An asset retirement obligation was incurred and oil and gas properties were increased by $748 as a result of wells drilled.

•	Of the proceeds from the notes payable during the year ended December 31, 2008, $77,478 are being held in an attorney’s trust account.

NOTE 12 – SUBSEQUENT EVENTS

As discussed in Note 1 to these financial statements, the existing members of the Company’s board of directors resigned on March 17, 2010 and new members were appointed.  Subsequent to the change in managerial control of the Company, the new directors have commenced the placement of unsecured convertible promissory notes to raise up to $300,000 for the payment of transaction expenses and providing of working capital.  As of April 14, 2010, proceeds to the Company from the placement of the debentures total $105,000.

Subsequent to the change in managerial control of the Company, the new directors have paid the accrued interest on all notes payable through January 31, 2010 and obtained the extension of the notes to August 31, 2010.  Additionally, the new directors have settled certain accounts payable totaling $75,588 for the payment of $32,000.

PAXTON ENERGY, INC.
INDEX TO INTERIM FINANCIAL STATEMENTS
March 31, 2010

PAXTON ENERGY, INC.
(AN EXPLORATION-STAGE COMPANY)
CONDENSED BALANCE SHEETS
(Unaudited)

	March 31,	December 31,
	2010	2009

ASSETS

Current Assets
Cash and cash equivalents	$1,116	$4,026
Receivable from attorneys' trust accounts	2,574	668
Prepaid expenses and other current assets	9,499	8,828
Total Current Assets	13,189	13,522

Property and Equipment, net of accumulated depreciation	839	1,005

Oil and gas properties, using full cost accounting	587,886	587,886

Total Assets	$601,914	$602,413

LIABILITIES AND STOCKHOLDERS' DEFICIT

Current Liabilities
Accounts payable	$207,112	$259,068
Accrued liabilities	9,532	27,287
Payable to Bayshore Exploration L.L.C.	90,294	91,699
Payable to former officers and consultant	248,382	-
Notes payable	225,000	225,000
Notes payable to related parties	105,000	105,000
Unsecured convertible promissory notes payable	95,000	-
Accrued registration rights penalties and interest	689,641	672,636
Total Current Liabilities	1,669,961	1,380,690

Long-Term Liabilities
Long-term asset retirement obligation	36,480	36,217
Fair value of warrants	28,698	1,264
Total Long-Term Liabilities	65,178	37,481

Stockholders' Deficit
Preferred stock, $0.001 par value; 5,000,000 shares authorized,
none issued and outstanding	-	-
Common stock, $0.001 par value; 100,000,000 shares authorized,
23,586,139 shares issued and outstanding	23,586	23,586
Additional paid-in capital	7,243,887	7,243,887
Deficit accumulated during the exploration stage	(8,400,698)	(8,083,231)
Total Stockholders' Deficit	(1,133,225)	(815,758)

Total Liabilities and Stockholders' Deficit	$601,914	$602,413

The accompanying notes are an integral part of these condensed financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION-STAGE COMPANY)
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited)
			For the Period from
			June 30, 2004
	For the Three Months Ended		(Date of Inception)
	March 31,		through
	2010	2009	March 31, 2010

Oil and gas revenues, net	$3,136	$1,535	$350,736

Costs and Operating Expenses
Lease operating expenses	1,731	4,223	134,979
Impairment loss on oil and gas properties	-	5,230	3,847,192
Accretion of asset retirement obligations	263	424	8,174
General and administrative expense	51,669	35,677	1,789,631
Stock-based compensation	212,163	-	1,680,738
Total costs and operating expenses	265,826	45,554	7,460,714

Loss from operations	(262,690)	(44,019)	(7,109,978)

Other income (expense)
Interest income	-	-	63,982
Change in fair value of warrants	(27,434)	(2,284)	(28,698)
Gain on transfer of common stock from
Bayshore Exploration, L.L.C.	-	-	24,000
Interest expense	(27,343)	(23,936)	(353,923)
Interest expense from amortization of discount
on secured convertible notes and other debt	-	(9,677)	(996,081)
Total other income (expense)	(54,777)	(35,897)	(1,290,720)

Net Loss	$(317,467)	$(79,916)	$(8,400,698)

Basic and Diluted Loss Per Common Share	$(0.01)	$(0.00)

Basic and Diluted Weighted-Average
Common Shares Outstanding	23,586,139	23,586,139
The accompanying notes are an integral part of these condensed financial statements.

PAXTON ENERGY, INC.
(AN EXPLORATION-STAGE COMPANY)
CONDENSED STATEMENTS OF CASH FLOWS
(Unaudited)
			For the Period from
			June 30, 2004
	For the Three Months Ended		(Date of Inception)
	March 31,		through
	2010	2009	March 31, 2010

Cash Flows From Operating Activities
Net loss	$(317,467)	$(79,916)	$(8,400,698)
Adjustments to reconcile net loss to net cash used in
operating activities:
Impairment loss on oil and gas properties	-	5,230	3,847,192
Stock-based compensation for services	212,163	-	1,680,738
Interest expense from amortization of discount on
secured convertible notes and other debt	-	9,677	996,081
Gain on transfer of common stock from
Bayshore Exploration, L.L.C.	-	-	(24,000)
Accretion of asset retirement obligations	263	424	8,174
Depreciation expense	166	383	4,324
Change in fair value of warrants	27,434	2,284	28,698
Changes in assets and liabilities:
Accounts receivable	-	(1,952)	16,818
Prepaid expenses and other current assets	(671)	6,899	(9,499)
Accounts payable and accrued liabilities	(34,897)	18,647	375,557
Accrued registration rights penalties and interest	17,005	14,936	281,863
Net Cash Used In Operating Activities	(96,004)	(23,388)	(1,194,752)

Cash Flows From Investing Activities
Acquisition of oil and gas properties	-	-	(1,916,515)
Purchase of property and equipment	-	-	(5,163)
Net Cash Used In Investing Activities	-	-	(1,921,678)

Cash Flows From Financing Activities
Proceeds from the issuance of common stock, net of
registration and offering costs	-	-	2,879,970
Proceeds from issuance of convertible notes and other debt,
and related beneficial conversion features and common
stock, less amounts held in attorneys' trust accounts	93,094	-	947,426
Proceeds from related parties for issuance of secured
convertible notes and other debt, and related beneficial
conversion features and common stock	-	-	180,000
Payment of payable to Bayshore Exploration L.L.C.	-	-	(489,600)
Payment of principal on notes payable to stockholder	-	-	(325,000)
Payment of principal on note payable	-	-	(75,250)
Net Cash Provided By Financing Activities	93,094	-	3,117,546
Net Increase (Decrease) In Cash And Cash Equivalents	(2,910)	(23,388)	1,116
Cash and Cash Equivalents At Beginning Of Period	4,026	27,523	-
Cash and Cash Equivalents At End Of Period	$1,116	$4,135	$1,116

Supplemental Cash Flow Information—Note G.

The accompanying notes are an integral part of these condensed financial statements.

PAXTON ENERGY, INC.
(An Exploration Stage Company)
Notes to Condensed Financial Statements

(A)           Organization, Change in Control and Significant Accounting Policies

Organization and Nature of Operations – Paxton Energy, Inc. (the “Company”) was organized under the laws of the State of Nevada on June 30, 2004.  During August 2004, shareholder control of the Company was transferred, a new board of directors was elected and new officers were appointed.  During June 2005, the Company commenced acquiring working interests in oil and gas properties principally located in the Cooke Ranch prospect in LaSalle County, Texas.  The Company is engaged primarily as a joint interest owner with Bayshore Exploration L.L.C. (Bayshore) in the acquisition, exploration, and development of oil and gas properties and the production and sale of oil and gas.  Through March 31, 2010, the Company has participated in drilling ten wells.  Additionally, the Company owns a working interest in the 8,843-acre balance of the Cooke Ranch prospect and has the right to participate in a program to acquire up to a 75% working interest in leases adjacent to the Cooke Ranch prospect, where, to date, the Company has acquired an interest in leases on approximately 2,268 gross acres.  As further discussed below under “Business Condition”, on March 17, 2010, the existing members of the Company’s board of directors resigned, new members were appointed to the board of directors, and managerial control of the Company was transferred to new management. The Company is considered to be in the exploration stage due to the lack of significant revenues.  Bayshore is sufficiently capitalized such that it is not a variable interest entity.

Condensed Interim Financial Statements – The accompanying unaudited condensed financial statements of Paxton Energy, Inc., have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q.  Accordingly, these financial statements do not include all of the information and disclosures required by generally accepted accounting principles for complete financial statements.  These financial statements should be read in conjunction with the Company’s annual financial statements and the notes thereto for the year ended December 31, 2009, and for the period from June 30, 2004 (date of inception) through December 31, 2009, included in the Company’s annual report on Form 10-K.  In the opinion of the Company’s management, the accompanying unaudited condensed financial statements contain all adjustments (consisting of only normal recurring adjustments) necessary to fairly present the Company’s financial position as of March 31, 2010 and its results of operations and cash flows for the three months ended March 31, 2010 and 2009, and for the period from June 30, 2004 (date of inception), through March 31, 2010.  The results of operations for the three months ended March 31, 2010, may not be indicative of the results that may be expected for the year ending December 31, 2010.

Business Condition – The accompanying financial statements have been prepared assuming that the Company will continue as a going concern.  The Company has not had significant revenue and is still considered to be in the exploration stage.  The Company incurred losses of $317,467 for the three months ended March 31, 2010 and $337,516 for the year ended December 31, 2009.  The Company also used cash of $96,004 and $130,307 in its operating activities during the three months ended March 31, 2010 and the year ended December 31, 2009, respectively.  Through March 31, 2010, the Company has accumulated a deficit during the exploration stage of $8,400,698.  At March 31, 2010, the Company has a working capital deficit of $1,656,772 including current liabilities of $1,669,961.  The current liabilities are composed of accrued registration right penalties and interest of $689,641, notes payable of $425,000, payables to former officers and a consultant of $248,382, payables to Bayshore of $90,294 and other accounts payable and accrued liabilities of $216,644. These conditions raise substantial doubt about the Company’s ability to continue as a going concern.

As discussed above, the existing members of the Company’s board of directors resigned on March 17, 2010 and new members were appointed.  The plans of the new board of directors include the following:

•	Commence the placement of unsecured convertible promissory notes to raise up to $300,000 for the payment of transaction expenses and providing of working capital.

•	Pay accrued interest on all outstanding notes payable through January 31, 2010 and obtain the extension of the due date of those notes to August 31, 2010.

•	Convert the accrued registration rights penalties and interest into common stock at an exchange rate of $0.05 per share.

•	Convert all outstanding options and warrants to purchase 1,644,250 shares of common stock into 1,644,250 shares of common stock.

•	With shareholder approval, consummate two reverse stock splits that will result in a total of 10,000,000 post-consolidation shares of common stock.

•	Issue 600,000 shares of common stock following the initial stock split to two of the newly appointed members of the board of directors.

•
Upon completion of this restructuring as described above, issue 62,700,000 shares of post-split shares of common stock to the Company’s new chief executive officer or his designees in consideration, among other things, of his transfer to the Company of producing and non-producing oil and gas properties with a minimum net tangible worth of $2,000,000 and an annual net cash flow of $1,000,000.

•
Commence the placement of 20,000,000 units of equity securities at $0.15 per unit, each unit consisting of one share of post-consolidation common stock and one half post-consolidation common stock purchase warrant, exercisable at $0.45 per share.

•	Issue 3,300,000 post-split shares of common stock to an investment banker for services provided in connection with these placements and other services related to this change of control.

•
Issue 1,250,000 post-consolidation shares of the Company common stock to former management and 250,000 post-consolidation shares to an advisor as compensation for services in connection with this change of control.

Basic and Diluted Loss per Common Share – Basic loss per common share amounts are computed by dividing net loss by the weighted-average number of shares of common stock outstanding during each period.  Diluted loss per share amounts are computed assuming the issuance of common stock for potentially dilutive common stock equivalents.  All outstanding stock options and warrants are currently antidilutive and have been excluded from the diluted loss per share calculations.  None of the 1,269,250 shares of common stock issuable upon exercise of warrants or the 375,000 shares of common stock issuable upon the exercise of options was included in the computation of diluted loss per share at March 31, 2010 or 2009.

Fair Values of Financial Instruments – The carrying amounts reported in the balance sheets for receivable from attorneys’ trust accounts, accounts payable, and Payable to Bayshore Exploration L.L.C. approximate fair value because of the immediate or short-term maturity of these financial instruments.  The carrying amounts reported for notes payable, notes payable to related parties, and unsecured convertible promissory notes payable approximate fair value because the underlying instruments are at interest rates which approximate current market rates.

Recently Issued Accounting Statements – In June 2009, the Financial Accounting Standards Board (FASB) issued changes to the accounting for variable interest entities.  These changes require a qualitative approach to identifying a controlling financial interest in a variable interest entity (VIE), and requires ongoing assessment of whether an entity is a VIE and whether an interest in a VIE makes the holder the primary beneficiary of the VIE. These changes are effective for annual reporting periods beginning after November 15, 2009. These changes did not have a material impact on the Company’s current financial statements.  However, these changes would impact the accounting for controlling financial interests in a VIE that the Company may acquire in the future.

In October 2009, the FASB issued a new accounting standard which amends guidance on accounting for revenue arrangements involving the delivery of more than one element of goods and/or services. This standard addresses the unit of accounting for arrangements involving multiple deliverables and removes the previous separation criteria that objective and reliable evidence of fair value of any undelivered item must exist for the delivered item to be considered a separate unit of accounting. This standard also addresses how the arrangement consideration should be allocated to each deliverable. Finally, this standard expands disclosures related to multiple element revenue arrangements. This standard is effective for the Company beginning January 1, 2011. The adoption of this standard is not expected to have a material impact on the Company’s financial statements.

In January 2010, the FASB issued an accounting standards update related to improving disclosures about fair value measurements to require a number of additional disclosures regarding fair value measurements. The amended guidance requires entities to disclose the amounts of significant transfers between Level 1 and Level 2 of the fair value hierarchy and the reasons for these transfers, the reasons for any transfers in or out of Level 3, and information in the reconciliation of recurring Level 3 measurements about purchases, sales, issuances and settlements on a gross basis. This update clarifies the requirement for entities to disclose information about both the valuation techniques and inputs used in estimating Level 2 and Level 3 fair value measurements. The amended guidance was effective for financial periods beginning after December 15, 2009, except the requirement to disclose Level 3 transactions on a gross basis, which becomes effective for financial periods beginning after December 15, 2010. The adoption of this update did not have a significant effect on the Company’s consolidated financial position or results of operations.

(B)           Unsecured convertible promissory notes payable

Commencing in March 2010, new management of the Company initiated the placement of unsecured convertible promissory notes to raise up to $300,000 for the payment of transaction expenses, payment of certain accounts payable, and to provide working capital.  These notes bear interest at 9% per annum.  The repayment of the notes, including accrued interest, is due on December 31, 2010 if not converted into common stock earlier.  The principal amount of the notes, plus accrued interest, will be automatically converted, in whole, into shares and warrants of the Company upon the completion of a $3,000,000 sale of common stock and warrants as part of the change of control and the exchange of oil and gas interests by the Company’s new chief executive officer with the Company.  The number of shares of common stock and warrants to be issued upon such conversion shall be equal to a discount of 66% of the price of the common stock and warrants in the $3,000,000 sales of common stock and warrants.  The holders of these convertible promissory notes will be entitled to the same registration rights, if any, given to the purchasers of the $3,000,000 offering.  Proceeds from the offering have totaled $95,000 through March 31, 2010, of which $93,094 was released to the Company and $1,906 is held in the attorney’s trust account.  During the period from April 1, 2010 through May 18, 2010, the Company has received additional proceeds from the offering of $50,000.

A preliminary allocation of the proceeds of this offering has been calculated, which allocated 100% of the proceeds to the beneficial conversion feature of the promissory notes.  However, since the conversion of the notes is contingent upon future events, the discount to the notes will not be recorded until the future events have occurred.  If and when the automatic conversion of the note payable occurs, a discount equal to 100% of the proceeds of the notes will be recognized and simultaneously amortized as non-cash interest expense in the statement of operations.  Until that event occurs, the notes are presented at full face value in the accompanying condensed balance sheet.

(C)           Notes Payable

On September 3, 2008, the Company issued $225,000 of secured promissory notes to four individuals who are unaffiliated with the Company and $75,000 of secured promissory notes to two individuals who are related parties.  All of these promissory notes bear interest at 12% per annum, with interest payable monthly.  The promissory notes were originally due September 1, 2009 and are secured by all of the assets of the Company.  With the change in management control in March 2010, accrued interest on these notes was paid through January 31, 2010 and the due dates of the promissory notes were extended to August 31, 2010.

Between July 9, 2009 and December 31, 2009, the Company’s two former officers and directors loaned the Company a total of $30,000 to provide working capital for the immediate needs of the Company.  These notes bear interest at 12%, are not collateralized, and were originally due December 30, 2009.  With the change in management control in March 2010, accrued interest on these notes was paid through January 31, 2010 and the due dates of the promissory notes were extended to August 31, 2010.

(D)           Payable to Former Officers and Consultant

As further described in Note A, “Business Condition”, the new board of directors agreed to issue 1,250,000 post-split shares of the Company’s common stock to former management and 250,000 post-split shares to an advisor as compensation for services in connection with the change of managerial control of the Company.  The former management and advisor completed all that was required of them under this arrangement during the quarter ended March 31, 2010.  Accordingly, the Company has recognized this obligation to these individuals and the associated compensation during the quarter ended March 31, 2010 by recording $212,163 of stock-based compensation representing the estimated value of 1,500,000 shares of post-split shares of the Company’s common stock.  Upon the future issuance of these shares, the obligation will be satisfied, and the amount of the recorded liability will be assigned to the 1,500,000 shares of common stock with no further compensation recognized.

Additionally, subsequent to the change of managerial control, the former chief executive officer of the Company paid certain expenses of the Company in the amount of $36,219 and which are included in the amount reported as payable to former officers and consultant.  The former chief executive officer was repaid by the Company in full in April 2010.

(E)           Fair Value of Warrants

Effective January 1, 2009 the Company adopted the provisions of new accounting standards related to embedded derivatives, which apply to any freestanding financial instruments or embedded features that have the characteristics of a derivative, as defined by the accounting standards related to derivatives and hedging, and to any freestanding financial instruments that are potentially settled in an entity’s own common stock. As a result of adopting these provisions, warrants to purchase 1,269,250 of the Company’s common stock previously treated as equity pursuant to the derivative treatment exemption were no longer afforded equity treatment.  These warrants have an exercise price of $3.00 and expire in April 2011.  These warrants have full ratchet antidilution provisions which provide for the reset of the exercise price of the warrants if, among other things, the Company sells common stock or grants options to purchase common stock at a price per share less than the exercise price of the warrants.  These reset provisions resulted in derivative treatment under the new accounting standards.  As such, effective January 1, 2009, the Company reclassified the fair value of these common stock purchase warrants from equity to liability status as if these warrants were treated as a derivative liability since their date of issue in April 2006.  The Company recognized a loss from the change in fair value of these warrants of $27,434 and $2,284 for the three months ended March 31, 2010 and 2009, respectively.

These common stock purchase warrants were initially issued in connection with our April 2006 issuance of 2,452,100 shares of common stock. The common stock purchase warrants were not issued with the intent of effectively hedging any future cash flow, fair value of any asset, liability or any net investment in a foreign operation. The warrants do not qualify for hedge accounting, and as such, all future changes in the fair value of these warrants will be recognized currently in results of operations until such time as the warrants are exercised or expire. These common stock purchase warrants do not trade in an active securities market, and as such, the Company estimates the fair value of these warrants using the Black-Scholes option pricing model using the following assumptions:

	March 31, 2010	March 31, 2009

Risk free interest rate	0.45%	0.84%
Expected life	1.1 years	2.1 years
Dividend yield	-	-
Volatility	380%	160%

Expected volatility is based primarily on historical volatility. Historical volatility was computed using weekly pricing observations for recent periods consistent with the expected life of the warrants.  Management believes this method produces an estimate that is representative of expectations of future volatility over the expected term of these warrants. The expected life is based on the remaining term of the warrants. The risk-free interest rate is based on U.S. Treasury securities with a term consistent with the remaining terms of the warrants.

(F)           Fair Value Measurements

For asset and liabilities measured at fair value, the Company uses the following hierarchy of inputs:

•	Level one — Quoted market prices in active markets for identical assets or liabilities;

•	Level two — Inputs other than level one inputs that are either directly or indirectly observable; and

•	Level three — Unobservable inputs developed using estimates and assumptions, which are developed by the reporting entity and reflect those assumptions that a market participant would use.

Liabilities measured at fair value on a recurring basis at March 31, 2010 are summarized as follows:

	Level 1	Level 2	Level 3	Total

Fair value of warrants	$-	$28,698	$-	$28,698

Liabilities measured at fair value on a recurring basis at December 31, 2009 are summarized as follows:

	Level 1	Level 2	Level 3	Total

Fair value of warrants	$-	$1,246	$-	$1,246

As further described in Note E, the fair value of warrants was determined using the Black-Scholes option pricing model.

Assets measured at fair value on a non-recurring basis at March 31, 2010 and at December 31, 2009 are summarized as follows:

	Level 1	Level 2	Level 3	Total

Oil and gas properties	$-	$-	$587,886	$587,886

At various dates through December 31, 2009, the Company determined that capitalized costs for wells drilled were in excess of the present value of estimated future cash flows from those wells.  As a result, the Company has recognized impairment on wells drilled, reducing their carrying value to zero at March 31, 2010 and at December 31, 2009.  Other oil and gas properties, including leasehold interest costs, exploration agreement costs, and geological and geophysical costs, are carried at the lower cost or fair market value.  At December 31, 2008, management reduced their carrying value to $587,886, which continues to reflect management’s judgment of the current fair value of leases for similar properties at both March 31, 2010 and at December 31, 2009.

(G)           Supplemental Cash Flow Information

There were no noncash investing and financing activities during the three months ended March 31, 2010.

During the three months ended March 31, 2009, the Company had the following noncash investing and financing activity:

•	Of the transactions with Bayshore during the three months ended March 31, 2009, $5,230 was financed by Bayshore on open account at March 31, 2009.

The Company paid $28,093 and $8,750 for interest during the three months ended March 31, 2010 and 2009, respectively.

(H)           Subsequent Event

On April 28, 2010, the Company issued an unsecured convertible promissory note to an unaffiliated entity.  Proceeds from the convertible promissory note were $50,000, less a commission of $3,000, for net proceeds to the Company of $47,000.  The convertible promissory note bears interest at 8% per annum and is due January 28, 2011.  In general, the note is convertible until maturity at a variable conversion price equal to 50% of the average of the lowest three closing bid prices from the ten trading days prior to the date of the conversion notice.